Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

CAMERON INTERNATIONAL CORPORATION,
AND THE OTHER BORROWERS NAMED HEREIN
AS BORROWERS,

THE LENDERS NAMED HEREIN,

JPMORGAN CHASE BANK, N.A.
AS ADMINISTRATIVE AGENT,

J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC. AND
CREDIT SUISSE SECURITIES (USA) LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS,

CITIBANK, N.A. AND CREDIT SUISSE SECURITIES (USA) LLC
AS SYNDICATION AGENTS,

AND

MORGAN STANLEY BANK, N.A., STANDARD CHARTERED BANK, THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD. AND DNB CAPITAL LLC
AS DOCUMENTATION AGENTS

DATED AS OF
MAY 14, 2015

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

SCHEDULES AND EXHIBITS

PRICING SCHEDULE

COMMITMENT SCHEDULE

EXHIBIT A-1	[RESERVED]

EXHIBIT A-2	[RESERVED]

EXHIBIT B	FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D	FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT E	FORM OF NOTE

EXHIBIT F	FORM OF JOINDER AGREEMENT

EXHIBIT G	FORM OF AMENDED AND RESTATED GUARANTY

EXHIBIT I-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT I-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

SCHEDULE 1	[RESERVED]

SCHEDULE 2	[RESERVED]

SCHEDULE 3	LIENS

SCHEDULE 4	EUROCURRENCY PAYMENT OFFICES OF THE ADMINISTRATIVE AGENT

SCHEDULE 5	EXISTING LETTERS OF CREDIT

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AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement dated as of May 14, 2015, is among Cameron International Corporation, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the Lenders (defined below), and JPMorgan Chase Bank, N.A., as an LC Issuer and Administrative Agent.

RECITALS

A.           Reference is made to the Credit Agreement dated as of April 14, 2008 (as amended and restated as of June 6, 2011, as amended and restated as of June 26, 2013, and as amended and restated as of October 22, 2014, the “Existing Agreement”), among the Parent, the Borrowing Subsidiaries, the lenders party thereto and the Administrative Agent.

B.            The Parent, the Borrowing Subsidiaries, the Lenders and the Administrative Agent desire to amend and restate (but not extinguish) the Existing Agreement in its entirety as hereinafter set forth through the execution of this Agreement.

C.            It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Existing Agreement, and is not a new or substitute credit agreement or novation of the Existing Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto (i) agree that the Existing Agreement is amended and restated (but not substituted or extinguished) in its entirety as set forth herein and (ii) do hereby further agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  As used in this Agreement:

“Additional Commitment Lender” is defined in Section 2.28(c).

“Additional Lender” is defined in Section 2.27(a).

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Questionnaire” means an administrative questionnaire supplied by the Administrative Agent.

“Advance” means a borrowing hereunder, (a) made by some or all of the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period.  The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreed Currencies” means (a) Dollars, (b) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Canadian Dollars, the Euro and Singapore Dollars, and (c) any other Eligible Currency which a Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders (both Commitments (All Borrowers) and the Commitment (EDC Permitted Borrowers)), as reduced or increased from time to time pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this amended and restated credit agreement, as it may be further amended, restated, modified or supplemented and in effect from time to time.  References to “the date hereof”, “the date of this Agreement” or similar language shall refer to May 14, 2015.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurocurrency Reference Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reference Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reference Rate, respectively.

“Anniversary Date” means each annual anniversary of the Closing Date.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act, any similar law or regulation of the European Union and any similar law or regulation of any other Applicable Authority.

“Applicable Authority” means a Governmental Authority in (a) Canada or (b) any jurisdiction of organization of any Borrower.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Commitment Fees are accruing at such time as set out in the attached Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type or Facility LCs of any Type, at any time, the percentage rate per annum which is applicable at such time with respect to Advances or Facility LCs of such Type as set out in the attached Pricing Schedule.

“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

“Arrangers” means JPMorgan, CGMI and CS Securities, and each of their respective successors, in their capacities as Joint Lead Arrangers and Joint Book Runners.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means, with respect to any of the Borrowers, any of the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bank Guaranty” means a guaranty executed by an LC Issuer with respect to obligations of a Borrower and provided pursuant to this Agreement.

“Borrower” means any of the Parent and the Borrowing Subsidiaries and “Borrowers” means, collectively, the Parent and the Borrowing Subsidiaries.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Borrowing Subsidiary” means each of Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited and any other Restricted Subsidiary of the Parent which has entered into a Joinder Agreement.

“British Pounds Sterling” means the lawful currency of the UK.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which commercial banks in New York City and Chicago are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan or Loan denominated in an Agreed Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits or Agreed Currencies in the principal financial center of the country in which payment or purchase of such Agreed Currency can be made or on which dealings in the relevant Agreed Currency are not carried on in the London interbank market (and, if the Advance which is the subject of a borrowing, drawing, payment, reimbursement or rate selection is denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day).

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch and its successors in its capacity as sub-agent of the Administrative Agent with respect to Loans and Facility LCs denominated in Canadian Dollars.

“Canadian Borrower” means any Borrowing Subsidiary which is organized and operating in Canada or one of its provinces.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Prime Rate” means, for any day, the sum of (a) the greater of (i) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (ii) the annual rate of interest equal to the sum of (y) the CDOR Rate for an Interest Period of one month and (z) 0.50% per annum plus (b) the Applicable Margin for Alternate Base Rate Loans.

“Canadian Swing Line Borrowing Notice” is defined in Section 2.5.1(b).

“Canadian Swing Line Commitment” means the obligation of the Canadian Swing Line Lenders to make, in the aggregate for all such Lenders, Canadian Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

“Canadian Swing Line Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, and each other Lender which agrees at the request of the Parent to act as a Canadian Swing Line Lender hereunder, or any other Lender which may succeed to their rights and obligations as Canadian Swing Line Lender pursuant to the terms of this Agreement, and “Canadian Swing Line Lenders” means, collectively, all of such Canadian Swing Line Lenders.  Each Canadian Swing Line Lender must be exempt from withholding taxes imposed by Canada on interest payments made by the Parent or any Canadian Borrower, but need not be located in Canada.

“Canadian Swing Line Loan” means a Loan made available to the Parent or any Canadian Borrower by the Canadian Swing Line Lenders pursuant to Section 2.5.1.

“Canadian Swing Line Share” means, with respect to a Canadian Swing Line Lender, a portion equal to a fraction the numerator of which is the Dollar Amount set out opposite its signature below under the heading “Canadian Swing Line Commitment” (as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof) and the denominator of which is Dollar Amount of the Canadian Swing Line Commitment.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.  For the avoidance of doubt, the determination of whether any lease is treated as a Capitalized Lease or an Operating Lease shall be subject to Section 9.8.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“CDOR Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Canadian Administrative Agent in its reasonable discretion) at or about 10:15 a.m. (Toronto, Ontario time) on the first Business Day for such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Canadian Administrative Agent).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“CGMI” means Citigroup Global Markets Inc.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d 3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Parent.

“Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or LC Issuer (or, for purposes of Section 3.2, by any Lending Installation of such Lender or by such Lender’s or LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on or after the date of this Agreement on which all conditions precedent set out in Section 4.1 hereof have been satisfied or waived by the party or parties entitled to performance thereof.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1(a).

“Commitment” means, for each Lender other than EDC, its Commitment (All Borrowers) and, for EDC, its Commitment (EDC Permitted Borrowers).

“Commitment (All Borrowers)” means, for each Lender other than EDC, the obligation of such Lender to make Revolving Loans to the Borrowers, and participate in Facility LCs issued upon the application of the Borrowers and the other Restricted Subsidiaries in an aggregate amount not exceeding the amount set out in the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment (EDC Permitted Borrowers)” means, for EDC, the obligation of such Lender to make Revolving Loans to the EDC Permitted Borrowers, and participate in Facility LCs issued upon the application of the EDC Permitted Borrowers and the other Restricted Subsidiaries in an aggregate amount not exceeding the amount set out in the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.6.1.

“Commitment Increase” is defined in Section 2.27.1.

“Commitment Maturity Date” means, with respect to each Lender, May 14, 2020, as such date may be extended from time to time pursuant to Section 2.28, or, if earlier, the Facility Termination Date.

“Commitment Schedule” means the Schedule attached hereto and identified as such.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Computation Date” is defined in Section 2.2.1.

“Consolidated EBITDA” means Consolidated Net Income for any applicable period plus, to the extent deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense for such period, (b) expenses for income and franchise taxes paid or accrued during such period, (c) depreciation and amortization for such period, (d) non-recurring, non-cash charges for such period, (e) Non-Cash Compensation Expense for such period and (f) extraordinary losses incurred during such period other than in the ordinary course of business minus, to the extent included in Consolidated Net Income, extraordinary gains realized in such period other than in the ordinary course of business, all calculated for the Parent and its Restricted Subsidiaries on a consolidated basis, and “Consolidated EBITDA” includes, on a pro forma basis, Consolidated EBITDA of any Person acquired in accordance with Section 6.12 for the four fiscal quarters most recently ended prior to the date of such acquisition.

“Consolidated Indebtedness” means at any time the Indebtedness of the Parent and its Restricted Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Parent and its Subsidiaries calculated on a consolidated basis as of such time, but excluding, at any time, the Minority Interest Percentage of all amounts, including retained earnings, attributable to each Unrestricted Subsidiary that is a direct Subsidiary of the Parent or of a Restricted Subsidiary (such amounts to be determined for each such Unrestricted Subsidiary and its Subsidiaries on a consolidated basis); provided that any changes in consolidated stockholders’ equity as a result of (a) foreign currency translation adjustments and (b) any change in the fair value of any Financial Contract pursuant to Financial Accounting Standards Board Bulletin No. 133, in each case after the date hereof, shall be excluded when computing Consolidated Net Worth.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, bank guaranties, operating agreement, take or pay contract, a standby letter of credit which supports a payment obligation, or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, and specifically excluding commercial letters of credit, standby letters of credit and bank guaranties, in each case, which support performance obligations.

“Conversion/Continuation Notice” is defined in Section 2.10(c).

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or the issuance, increase or extension of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“CS” means Credit Suisse AG, Cayman Islands Branch.

“CS Securities” means Credit Suisse Securities (USA) LLC.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.15.3, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Parent, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15.3) upon delivery of written notice of such determination to the Parent, each LC Issuer, each Swing Line Lender and each Lender.

“Documentary Letter of Credit” means a commercial letter of credit qualifying as a trade-related contingency under 12 CFR Part 3, Appendix A, Section 3(b)(3) or any successor U.S. Comptroller of the Currency regulation.

“Dollar Amount” of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.2.1.

“Dollars” and “$” means the lawful currency of the United States of America.

“EDC” means Export Development Canada, a corporation established under the laws of Canada.

“EDC Permitted Borrower” means the Parent and any Borrowing Subsidiary organized under the laws of a jurisdiction other than Canada.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®,  ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any LC Issuer and any of their respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Currency” means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) in which deposits are customarily offered to banks in the London interbank market, (d) which is convertible into Dollars in the international interbank market and (e) as to which an Equivalent Amount may be readily calculated.  If, after the designation by the Lenders of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (iii) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set out in Article II.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Euro” and/or “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.  For purposes of this definition, “Participating Member State” means each state so described in any EMU Legislation and “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency” means any Agreed Currency.

“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Administrative Agent specified as the “Eurocurrency Payment Office” for such currency in Schedule 4 hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent as it may from time to time specify to the Borrowers and each Lender as its Eurocurrency Payment Office.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Eurocurrency Reference Rate” means, (a) with respect to any Eurocurrency Advance for the applicable Agreed Currency (other than Canadian Dollars) for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant Agreed Currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent or the European Administrative Agent, as applicable, in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, in the case of a Eurocurrency Advance denominated in British Pounds Sterling, as of 11:00 a.m. (London time) on the first day of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable Agreed Currency then the Eurocurrency Reference Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (b) with respect to any Eurocurrency Advance denominated in Canadian Dollars for any Interest Period, the CDOR Rate.

“European Administrative Agent” means J.P. Morgan Europe Limited and its successors in its capacity as sub-agent of the Administrative Agent with respect to Loans and Facility LCs denominated in British Pounds Sterling, Euro, Singapore Dollars and other Agreed Currencies to be agreed and, in the case of UK Swing Line Loans, Dollars.

“EU Savings Directive Tax” means any Tax deduction required under the EU Council Directive 2003/48/EC on taxation of savings income in the form of interest payments (or any amendments thereof).

“Excess Obligations” is defined in Section 2.2.1.

“Excluded Taxes” means, in the case of a Recipient, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is incorporated, organized or resident or by the jurisdiction in which such Recipient’s principal executive office or such Lender’s applicable Lending Installation is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender (including any LC Issuer), any U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request under Section 2.25) or (ii) such Lender changes its Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its Lending Installation, (c) any U.S. federal withholding Taxes imposed under FATCA; (d) any Taxes attributable to such Recipient’s failure to comply with Section 3.5(f); (e) any Foreign Excluded Taxes and (f) any EU Savings Directive Tax.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Agreement” is defined in the recitals.

“Existing Letters of Credit” means, collectively, all letters of credit identified on Schedule 5 hereto and outstanding on the Closing Date.

“Existing Loan Documents” is defined in Section 9.17.

“Extending Lender” is defined in Section 2.28(a).

“Facility LC” is defined in Section 2.26.1.

“Facility LC Application” is defined in Section 2.26.3.

“Facility LC Collateral Account” is defined in Section 2.26.11(a).

“Facility Termination Date” means May 14, 2020, as such date may be extended from time to time pursuant to Section 2.28, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation on, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, including any subordinate legislation thereunder.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

“Financial Letter of Credit” means a letter of credit other than a Performance Letter of Credit or a Documentary Letter of Credit, and shall include without limitation standby letters of credit issued to secure financial obligations.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes plus (b) the Applicable Margin for Alternate Base Rate Loans.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Foreign Excluded Taxes” means, where the Borrower is the UK Borrower, any deduction or withholding for or on account of UK Tax from a payment under any Loan Document where:

(i)            the payment could have been made to the relevant Lender without any deduction or withholding if the Lender had been a UK Qualifying Lender, but on that date that, Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date that Lender makes a Loan to the UK Borrower under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or

(ii)            the relevant Lender is a UK Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax deduction had that Lender complied with its obligations under Section 3.5(f) or (g).

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or European Central Bank).

“Guaranty” means that certain Amended and Restated Guaranty dated as of even date herewith, executed by the Parent in favor of the Administrative Agent, for the ratable benefit of the Lenders and LC Issuers in the form of Exhibit G, as it may be amended or modified and in effect from time to time.

“Hazardous Materials” means the substances identified as such pursuant to CERCLA and any chemicals, substances and wastes regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum or petroleum products Released into the environment, radionuclides, radioactive materials and medical and infectious waste.

“HMRC DT Passport Scheme” means the HM Revenue and Customs Double Passport Scheme.”

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurocurrency Reference Rate.”

“Increasing Lender” is defined in Section 2.27(a).

“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) Indebtedness of another Person, whether or not assumed, secured by (or for which the holder of such Indebtedness has the right, contingent or otherwise, to be secured by) a Lien on Property of such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations in respect of Indebtedness of another Person and (g) reimbursement obligations of such Person in respect of drawn letters of credit or acceptance financing; provided that, this defined term “Indebtedness” shall, except for purposes of clause (g) hereof, specifically exclude obligations of a Person in respect of commercial letters of credit, standby letters of credit and bank guaranties, in each case, which support performance obligations, without regard to whether such obligations are secured or unsecured.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one, two, three or six months (or such other period as may be agreed by the Lenders with respect to a particular Agreed Currency) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months (or such other applicable period) thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such other applicable period), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such other applicable period).  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded  to the same number of decimal places as the LIBO Screen Rate)  determined by the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable Agreed Currency that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Joinder Agreement” means an agreement substantially in the form of Exhibit F by which a Restricted Subsidiary of the Parent becomes a Borrowing Subsidiary.

“JPMorgan” means J.P. Morgan Securities LLC, in its individual capacity, and its successors.

“JPMCB” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

“LC Due Date” is defined as Section 2.26.6.

“LC Fee” is defined in Section 2.26.4.

“LC Issuer” means (a) JPMCB (or any Affiliate designated by JPMCB), (b) Citibank, N.A., each in its respective capacity as issuer of Facility LCs hereunder and (c) at any Borrower’s option, any Lender (or, in the case of a Bank Guaranty, its applicable foreign Affiliate) who agrees to act in the capacity as issuer of Facility LCs hereunder and “LC Issuers” means, collectively, all of such LC Issuers.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.26.5.

“LC Sublimit” means (a) as to all the LC Issuers in the aggregate, $200,000,000 and (b) with respect to each LC Issuer, a sublimit thereof as agreed between such LC Issuer and the Borrowers from time to time; provided that, on and after the Facility Termination Date, the LC Sublimit shall be zero.  As of the Closing Date, the individual sublimits are as follows:

LC Issuer	Sublimit
JPMCB	$100,000,000
Citibank, N.A.	$100,000,000

“Lenders” means the lending institutions listed on the signature pages of this Agreement, any Additional Lenders, and any Additional Commitment Lenders, and, in each case, their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes the Swing Line Lenders.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent with respect to each Agreed Currency listed on the Administrative Questionnaire or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.20.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “Eurocurrency Reference Rate.”

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.16, the Guaranty, any Joinder Agreement and any other documents and agreements contemplated hereby and executed by any Borrower with or in favor of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Lender, as any such agreement, instrument or document may be amended, modified or supplemented from time-to-time.

“Luxembourg Borrower” means any Borrowing Subsidiary formed under the laws of the Grand Duchy of Luxembourg.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Parent to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement, any Notes, the Guaranty, or any of the other material Loan Documents or the rights or remedies of the Administrative Agent, the applicable LC Issuer, or the Lenders thereunder.

“Material Indebtedness” is defined in Section 7.5(a).

“Material Subsidiary” means any Restricted Subsidiary of the Parent, which Restricted Subsidiary holds or constitutes 10% or more of either the Parent’s consolidated assets as at the last day of, or Consolidated EBITDA for the period of four fiscal quarters most recently ended as at the last day of, the most recent fiscal quarter for which the consolidated financial statements of the Parent are available at the time.

“Minority Interest Percentage” means, at any time, with respect to any Unrestricted Subsidiary, the percentage of the equity in such Unrestricted Subsidiary owned by a Person other than the Parent and its Restricted Subsidiaries.

“Modify” and “Modification” are defined in Section 2.26.1.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and is subject to Title IV of ERISA.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders (if such Lender is an affected Lender) in accordance with the terms of Section 8.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 2.28(a).

“Non-Recourse Debt” means Indebtedness: (a) as to which neither the Parent nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a comfort letter or similar undertaking, in each case, not constituting a contractual obligation to provide funds for the payment of or otherwise become liable upon such Indebtedness or (ii) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the equity interests of an Unrestricted Subsidiary to secure Indebtedness of any Unrestricted Subsidiary; (b) with respect to Indebtedness incurred following June 26, 2013, no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its maturity; and (c) as to which the lenders thereof (or their agents) have been notified in writing (or the documentation governing such debt expressly provides) that they will not have any recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (except for the equity interests of any Unrestricted Subsidiary securing such Indebtedness).

“Non-U.S. Borrower” means any Borrower not formed under the laws of the United States of America, and state thereof or the District of Columbia.

“Note” is defined in Section 2.16(d).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities, obligations under any Rate Management Transaction with any Lender in connection with Loans under this Agreement, and other obligations of the Borrowers (or any Borrower) or any other Restricted Subsidiary to the Lenders or to any Lender, any LC Issuer, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offered Rate” means a per annum rate of interest offered by the Canadian Swing Line Lender pursuant to Section 2.5.1(b) for a period comparable to the Interest Period requested for such Swing Line Loan and, with respect to any UK Swing Line Loan, the percentage rate per annum which is the sum of (i) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the European Administrative Agent at its request quoted by the principal London offices of JPMorgan Chase Bank, N.A., or such other banks as may be appointed by the European Administrative Agent in consultation with the Parent, to leading banks in the London interbank market as of 11:00 a.m. (London time) on the requested Borrowing Date for such Swing Line Loan for the offering of deposits in Euro or British Pounds Sterling or Dollars for a period comparable to the Interest Period requested for such Swing Line Loan and for settlement on that day; and (ii) the Applicable Margin for Eurocurrency Loans.

“Offered Rate Advance” means a Swing Line Loan which bears interest at the Offered Rate.

“Original Currency” is defined in Section 2.14(b).

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are (a) Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25) or (b) arise as a result of the voluntary registration by any Lender of a Loan Document.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of, without duplication, (a) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, other than with respect to any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender, plus (c) the aggregate principal amount of all Swing Line Loans made by such Lender as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swing Line Loans) plus (d) an amount equal to its Pro Rata Share of the LC Obligations (other than LC Obligations with respect to Bank Guaranties) at such time.

“Parent” means Cameron International Corporation and its successors and assigns.

“Participant Register” is defined in Section 12.1(c)(i).

“Participant” is defined in Section 12.1(c)(i).

“Party” is defined in Section 3.5(l)(i).

“Payment Date” means the last day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means a letter of credit qualifying as a “performance-based standby letter of credit” under 12 CFR Part 3, Appendix A, Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent or any member of the Controlled Group may have any liability.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.  In the case of any determination of a Lender’s Pro Rata Share with respect to any Loan, Swing Line Loan or LC Obligations made to, for the account of, or owing by any Borrowing Subsidiary that is not an EDC Permitted Borrower, or any participations in any of the foregoing, or any interest or fees payable with respect to any of the foregoing, EDC’s Pro Rata Share shall be zero.

“Protesting Lender” is defined in Section 2.24.

“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent or any of its Restricted Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recipient” means (i) any Lender, (ii) any LC Issuer and (iii) the Administrative Agent, as applicable.

“Recourse Debt” means any Indebtedness of an Unrestricted Subsidiary other than Non-Recourse Debt.

“Register” is defined in Section 12.1(b)(iv).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.26 to reimburse the LC Issuers for amounts paid by any LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Party” is defined in Section 3.5(l)(ii).

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.  The Commitment or, if applicable, Outstanding Credit Exposure, of a Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set out in Section 2.1 (or any conversion or continuation thereof).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, any country, region or territory that is subject to comprehensive economic sanctions by the U.S., UK or the European Union or any other Applicable Authority, in each case, that broadly restrict trade and investment with that country, region or territory.  As of the Closing Date, “Sanctioned Countries” shall include, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means (a) any Person or vessel listed on, or owned or controlled by a Person or Persons listed on, any Sanctions-related list of designated or blocked Persons or vessels maintained by OFAC or the U.S. Department of State, the UK or the European Union or any other Applicable Authority, (b) any Sanctioned Country, (c) any Person operating, organized or resident in, or acting on behalf of, a Sanctioned Country or (d) any Person that is, to the knowledge of the Parent or any Restricted Subsidiary, owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions imposed, administered or enforced from time to time (i) by the U.S. government, the UK government or the European Union, including, without limitation, those administered by OFAC, the U.S. Department of State or Her Majesty’s Treasury, and (ii) by any other Applicable Authority imposing, administering or enforcing sanctions.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Singapore Borrower” means any Borrowing Subsidiary which is organized and operating in Singapore.

“Singapore Dollars” means the lawful currency of Singapore.

“Single Employer Plan” means a Plan, other than a Multiemployer Plan, maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Substantial Portion” means, with respect to the Property of the Parent and its Restricted Subsidiaries, Property which represents more than the greater of (a) $300,000,000 and (b) 20% of the consolidated assets of the Parent and its Subsidiaries as shown in the consolidated financial statements of the Parent and its Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available at the time such determination is made.

“Supplier” is defined in Section 3.5(l)(ii).

“Swing Line Commitments” means the Canadian Swing Line Commitment and the UK Swing Line Commitment.

“Swing Line Lenders” means the Canadian Swing Line Lenders and the UK Swing Line Lenders.

“Swing Line Loans” means the Canadian Swing Line Loans and the UK Swing Line Loans.

“TARGET Day” means any day on which the Trans-European Automatic Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Plan” means the Cameron International Corporation Retirement Plan.

“Termination Event” means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Parent or any other member of a Controlled Group from such Plan during a plan year in which the Parent or any other member of a Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan, or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

“Total Capitalization” means, at any time, the sum of Total Debt and Consolidated Net Worth at such time.

“Total Debt” means, at any time, that part of the Consolidated Indebtedness of the Parent and the Restricted Subsidiaries at such time which would be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles; provided, however, that for purposes hereof, “Total Debt” shall include Recourse Debt of Unrestricted Subsidiaries.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Facility LCs hereunder.

“Transferee” is defined in Section 12.2.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance, and with respect to any Facility LC, its nature as a Financial Letter of Credit, Performance Letter of Credit, Documentary Letter of Credit or Bank Guaranty.

“UK” and “United Kingdom” shall each mean the United Kingdom of Great Britain and Northern Ireland.

“UK Borrower” means Cameron Petroleum (UK) Limited and any other Borrowing Subsidiary from time to time which is organized and operating in the UK.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the UK Borrower in accordance with Section 3.5(g)(iii), which contains the scheme reference number and jurisdiction of tax residence provided by a Lender either (i) on the Commitment Schedule or (ii) if the Lender is not a party to this Agreement at the date of this Agreement, to the UK Borrower and the Administrative Agent (or in the Assignment and Assumption).

“UK Bribery Act” means the United Kingdom Bribery Act 2010 as amended, including any subordinate legislation thereunder.

“UK Swing Line Borrowing Notice” is defined in Section 2.5.3(b).

“UK Swing Line Commitment” means the obligation of the UK Swing Line Lenders to make, in the aggregate for all such Lenders, UK Swing Line Loans up to a maximum principal amount of $35,000,000 at any one time outstanding.

“UK Swing Line Lender” means J.P. Morgan Europe Limited, and each other Lender which agrees at the request of the Parent to act as a UK Swing Line Lender hereunder, or any other Lender which may succeed to their rights and obligations as UK Swing Line Lender pursuant to the terms of this Agreement, and “UK Swing Line Lenders” means, collectively, all of such UK Swing Line Lenders.  Each UK Swing Line Lender must be exempt from withholding taxes imposed by the countries comprising the United Kingdom on interest payments made by the Parent or any UK Borrower that is incorporated under and operating in the United Kingdom, but need not be located in the United Kingdom.

“UK Swing Line Loan” means a Loan made available to the Parent or any UK Borrower by the UK Swing Line Lenders pursuant to Section 2.5.3.

“UK Swing Line Share” means, with respect to a UK Swing Line Lender, a portion equal to a fraction the numerator of which is the Dollar Amount set out opposite its signature below under the heading “UK Swing Line Commitment” (as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof) and the denominator of which is Dollar Amount of the UK Swing Line Commitment.

“UK Treaty Lender” means a Lender which:

(i)             is treated as a resident of a UK Treaty State for the purposes of the Treaty;

(ii)           does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is attributable; and

(iii)          meets all other conditions in the relevant Treaty for full exemption from Tax imposed by the UK on interest, except that for this purpose it shall be assumed that the following are satisfied:

(A)            any condition which relates (expressly or by implication) to there not being a special relationship between the Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan; and

(B)            any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“UK Qualifying Lender”  means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(b)               a Lender:

(i)            which is a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation Tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK Corporation Tax Act 2009; or

(ii)            in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation Tax as respects any payments of interest made in respect of that advance; or

(c)                a UK Treaty Lender.

“Unfunded Liabilities” means the amount (if any) by which the actuarial present value of the benefit attributed by the pension benefit formula under all Single Employer Plans to employee service rendered prior to that date (based on current and past compensation levels) exceeds the fair value of all Plan assets, all determined as of the last day of the Parent’s fiscal year using a calculation methodology, discount rate, expected return on Plan assets, rate of compensation increase, and other gain or loss components required or permitted under Statement of Financial Accounting Standards No. 87 in presenting the projected benefit obligation.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Subsidiary” means (a) OneSubsea LLC, (b) OneSubsea B.V., (c) OneSubsea Lux German Holdings S.á r.l. and (d) each of their respective Subsidiaries.

“USA Patriot Act” is defined in Section 9.14.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(f)(ii)(B).

“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“VAT Recipient” is defined in Section 3.5(l)(ii).

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2           Interpretive Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law or regulation shall be construed, unless otherwise specified, as referring to such law or regulation as amended, modified, supplemented, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II
THE CREDITS

2.1           Commitment.  From and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Lender severally agrees, on the terms and conditions set out in this Agreement, to (a) make Revolving Loans to any Borrower (or, in the case of EDC, any EDC Permitted Borrower) in Agreed Currencies upon the request of any Borrower from time to time and (b) participate in Facility LCs issued upon the request of any Borrower (or, in the case of EDC, any EDC Permitted Borrower) or any Restricted Subsidiary, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Lender’s Dollar Amount of its Outstanding Credit Exposure shall not exceed its Commitment, provided that (i) at no time shall Revolving Loans be outstanding hereunder in more than five different Agreed Currencies, (ii) at no time shall the Dollar Amount of Revolving Loans made in Agreed Currencies other than Dollars exceed the Aggregate Commitments, (iii) all Floating Rate Loans shall be made in Dollars and (iv) no Floating Rate Loan shall be made or otherwise available to a Luxembourg Borrower or a Singapore Borrower.  Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date.  Each Lender’s Commitment to extend credit hereunder shall expire on its respective Commitment Maturity Date.  The LC Issuers will issue Facility LCs hereunder on the terms and conditions set out in Section 2.26.

2.2           Determination of Dollar Amounts; Required Payments; Termination.

2.2.1                  The Administrative Agent will determine the Dollar Amount of

(a)         each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance,

(b)        all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders,

(c)         the face amount of or any drawing under each Facility LC on and as of the date three Business Days prior to the proposed date of issuance (or Modification) or drawing, and

(d)        the LC Obligations with respect to all outstanding Facility LCs on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b), (c), and (d) is herein described as a “Computation Date” with respect to each Advance or Facility LC for which a Dollar Amount is determined on or as of such day.  If at any time the Dollar Amount of the sum of (y) the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) plus (z) the aggregate amount of all outstanding LC Obligations other than Bank Guaranties (calculated, with respect to those Facility LCs denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Facility LC) exceeds the Aggregate Commitment (the amount of such excess, the “Excess Obligations”), the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such Excess Obligations.  If no Advances are then outstanding or if any Excess Obligations remain outstanding upon repayment of all outstanding Advances, and provided that the Excess Obligations exceed $500, the applicable Borrower shall immediately make deposits to (and, subject to the immediately succeeding sentences, shall maintain such amount in) the applicable Facility LC Collateral Account at the Administrative Agent’s election either (i) in the applicable Agreed Currency or Currencies as determined by the Administrative Agent and in an amount equal to the amount of such Excess Obligations or (ii) in Dollars in an amount equal to 100% of the Dollar Amount (calculated as of the applicable Computation Date) of such Excess Obligations.  If as of any Computation Date the amount of any such cash collateral held by the Administrative Agent on such date exceeds the amount required to be deposited by the Borrowers pursuant to preceding sentence by greater than $500, the Administrative Agent shall promptly release cash collateral to the Borrowers in the amount of such excess to the extent such cash collateral is not otherwise required under the terms of this Agreement.  Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall make any deposits to the Facility LC Collateral Account applicable to Facility LCs issued directly for the benefit of the Parent.

2.2.2                  Except as otherwise specifically provided in Section 2.26 with respect to Facility LCs, (i) the Outstanding Credit Exposure to each Non-Extending Lender, and all other unpaid Obligations owing to each such Lender, shall be paid in full by the Borrowers on such Non-Extending Lender’s Commitment Maturity Date and (ii) the Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

2.3           Ratable Loans.  Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4           Types of Advances.  The Advances may be (a) Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10, (b) Canadian Swing Line Loans selected by the Parent or the applicable Canadian Borrower in accordance with Section 2.5.1, or (c) UK Swing Line Loans selected by the applicable Borrower in accordance with Section 2.5.3.

2.5           Swing Line Loans.

2.5.1                  Canadian Swing Line Loans.

(a)                Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such Canadian Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Canadian Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make Canadian Swing Line Loans in Dollars or Canadian Dollars to the Parent or any Canadian Borrower from time to time in an aggregate principal Dollar Amount not to exceed, for all such Borrowers, the Canadian Swing Line Commitment, provided that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (ii) at no time shall such Canadian Swing Line Lender’s Outstanding Credit Exposure exceed the Dollar Amount of such Canadian Swing Line Lender’s Commitment at such time.  Canadian Swing Line Loans may bear interest at either the Offered Rate or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate.  Subject to the terms of this Agreement, the Parent and the Canadian Borrowers may borrow, repay and reborrow Canadian Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b)               The Parent or the Canadian Borrower requesting any Canadian Swing Line Loans, as applicable, shall deliver to the Canadian Administrative Agent and the Canadian Swing Line Lenders irrevocable written notice (a “Canadian Swing Line Borrowing Notice”) not later than 11:00 a.m. (Toronto time) on the Borrowing Date of each Canadian Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested Canadian Swing Line Loan which shall be an amount not less than $100,000, (iii) whether such Canadian Swing Line Loan shall be denominated in Dollars or Canadian Dollars, (iv) whether such Canadian Swing Line Loan shall bear interest at the Canadian Prime Rate or at the Offered Rate for Canadian Swing Line Loans, and (v) in the case of a Canadian Swing Line Loan bearing interest at the Offered Rate, the Interest Period requested therefor.

(c)               Promptly after receipt of a Canadian Swing Line Borrowing Notice, the Canadian Administrative Agent shall notify each Canadian Swing Line Lender by fax, or other similar form of transmission, of the requested Canadian Swing Line Loan.  Not later than 2:00 p.m. (Toronto time) on the applicable Borrowing Date, each Canadian Swing Line Lender shall make available its Canadian Swing Line Share of the Canadian Swing Line Loan, in funds immediately available in Toronto, to the Canadian Administrative Agent at its address specified pursuant to Article XIII.  The Canadian Administrative Agent will promptly make the funds so received from the Canadian Swing Line Lenders available to the Parent or the applicable Canadian Borrower on the Borrowing Date at the Canadian Administrative Agent’s aforesaid address.

(d)                Repayment of Canadian Swing Line Loans:

(i)             Upon the occurrence of a Default, any Canadian Swing Line Lender may, upon notice to the Canadian Administrative Agent and the Administrative Agent, require each Lender (including such Canadian Swing Line Lender or its applicable Affiliate) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Canadian Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Canadian Swing Line Loan.  Not later than noon (Toronto time) on the third Business Day following the date of any notice received pursuant to this Section 2.5.1(d)(i), each Lender shall make available its required Revolving Loan, in funds immediately available in Toronto to the Canadian Administrative Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.5.1(d)(i) shall be made in the currency in which the Canadian Swing Line Loan to be repaid is denominated, and shall be Eurocurrency Loans.  Unless a Lender shall have notified such Canadian Swing Line Lender, prior to its making any Canadian Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.5.1(d)(i) to repay Canadian Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Canadian Administrative Agent, the Administrative Agent, any Canadian Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Parent or the applicable Canadian Borrower, or (D) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the Canadian Administrative Agent of any amount due under this Section 2.5.1(d)(i), the Canadian Administrative Agent and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Canadian Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reason any Lender fails to make payment to the Canadian Administrative Agent of any amount due under this Section 2.5.1(d)(i), such Lender shall be deemed, at the option of the Canadian Administrative Agent, to have unconditionally and irrevocably purchased from such Canadian Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Canadian Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the applicable rate determined by the Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements, in each case, for each day during the period commencing on the date of demand and ending on the date such amount is received.

(ii)            All Canadian Swing Line Loans shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period therefor (subject to Section 2.10(b)) and on the applicable Commitment Maturity Date. Interest accrued on Canadian Swing Line Loans shall be due and payable on the last day of the Interest Period therefor, in the case of Loans bearing interest at the Offered Rate, on each Payment Date, in the case of Loans bearing interest at the Canadian Prime Rate, on any date on which such Canadian Swing Line Loans are prepaid, whether due to acceleration or otherwise, and on the applicable Commitment Maturity Date.

2.5.2                  [Reserved].

2.5.3                   UK Swing Line Loans.

(a)                Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such UK Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, each UK Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make UK Swing Line Loans in Dollars, Euros or British Pounds Sterling to the Parent or any UK Borrower from time to time in an aggregate principal Dollar Amount not to exceed, for all such Borrowers, the UK Swing Line Commitment, provided that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (ii) at no time shall such UK Swing Line Lender’s Outstanding Credit Exposure exceed the Dollar Amount of such UK Swing Line Lender’s Commitment at such time.  UK Swing Line Loans may bear interest at either the Offered Rate or the Eurocurrency Rate.  Subject to the terms of this Agreement, the Parent and the UK Borrowers may borrow, repay and reborrow UK Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b)             The Parent or the UK Borrower requesting any UK Swing Line Loans, as applicable, shall deliver to the European Administrative Agent irrevocable written notice (a “UK Swing Line Borrowing Notice”) not later than 11:00 a.m. (London time) on the Borrowing Date of each UK Swing Line Loan that is an Offered Rate Advance and three Business Days before the Borrowing Date for each UK Swing Line Loan that is a Eurocurrency Advance, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested UK Swing Line Loan which shall be an amount not less than $500,000, (iii) whether such UK Swing Line Loan shall be denominated in Dollars, Euros or British Pounds Sterling, (iv) whether such UK Swing Line Loan shall bear interest at the Eurocurrency Rate or at the Offered Rate for UK Swing Line Loans, and (v) in the case of a UK Swing Line Loan bearing interest at the Eurocurrency Rate, the Interest Period applicable thereto and, in the case of a UK Swing Line Loan bearing interest at the Offered Rate, the Interest Period requested therefor.

(c)                Promptly after receipt of a UK Swing Line Borrowing Notice, the European Administrative Agent shall notify each UK Swing Line Lender by fax or other similar form of transmission of the requested UK Swing Line Loan.  Not later than 2:00 p.m. (London time) on the applicable Borrowing Date, each UK Swing Line Lender shall make available its UK Swing Line Share of the UK Swing Line Loan, in funds immediately available in London, to the European Administrative Agent at its address specified pursuant to Article XIII.  The European Administrative Agent will promptly make the funds so received from the UK Swing Line Lenders available to the Parent or the applicable UK Borrower on the Borrowing Date at the European Administrative Agent’s aforesaid address.

(d)                Repayment of UK Swing Line Loans:

(i)            Upon the occurrence of a Default, any UK Swing Line Lender may, upon notice to the European Administrative Agent and the Administrative Agent, require each Lender (including such UK Swing Line Lender or its applicable Affiliate) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such UK Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such UK Swing Line Loan.  Not later than 3:00 p.m. (London time) on the third Business Day following the date of any notice received pursuant to this Section 2.5.3(d)(i), each Lender shall make available its required Revolving Loan, in funds immediately available in London to the European Administrative Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.5.3(d)(i) shall be made in the currency in which the UK Swing Line Loan to be repaid is denominated, and shall be Eurocurrency Loans.  Unless a Lender shall have notified such UK Swing Line Lender, prior to its making any UK Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.5.3(d)(i) to repay UK Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the European Administrative Agent, the Administrative Agent, any UK Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Parent or the applicable UK Borrower, or (D) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the European Administrative Agent of any amount due under this Section 2.5.3(d)(i), the European Administrative Agent and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the European Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reason any Lender fails to make payment to the European Administrative Agent of any amount due under this Section 2.5.3(d)(i), such Lender shall be deemed, at the option of the European Administrative Agent, to have unconditionally and irrevocably purchased from such UK Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable UK Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent in its discretion as the appropriate rate for interbank settlements, in each case, for each day during the period commencing on the date of demand and ending on the date such amount is received.

(e)               All UK Swing Line Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the last day of the Interest Period therefor (subject to Section 2.10(b)), on any date on which such UK Swing Line Loans are prepaid, whether due to acceleration or otherwise, and on the applicable Commitment Maturity Date.

2.5.4                  [Reserved].

2.6           Commitment Fee; Reductions in Aggregate Commitment.

2.6.1                  Commitment Fee.  The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) at a per annum rate equal to the Applicable Fee Rate times the actual daily amount by which such Lender’s Commitment exceeds such Lender’s Outstanding Credit Exposure.  The Commitment Fee shall accrue from the Closing Date to and including the Facility Termination Date, including at any time during which one or more of the conditions in Article IV are not met, and shall be payable on each Payment Date hereafter, on each respective Commitment Maturity Date, and on the Facility Termination Date.

2.6.2                  [Reserved].

2.6.3                  Reductions in Aggregate Commitment.  The Parent may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the Aggregate Outstanding Credit Exposure unless the amount of the excess of the Dollar Amount of the Aggregate Outstanding Credit Exposure over the amount of the reduced Aggregate Commitment is repaid concurrently with the reduction of the Aggregate Commitment.  All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.7           Minimum Amount of Each Advance.  Each Eurocurrency Advance (other than a Swing Line Loan) shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance (other than a Swing Line Loan or an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and in multiples of $500,000 if in excess thereof, provided that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.8           Optional Principal Payments.  Any Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon two Business Days’ prior notice to the Administrative Agent.  The applicable Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans that bear interest at the Floating Rate or the Canadian Prime Rate, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of such outstanding Swing Line Loans, with notice to the Administrative Agent or Canadian Administrative Agent, as applicable, and the applicable Swing Line Lender(s) by 11:00 a.m. (Central time) or 11:00 a.m. (Toronto time), as applicable, on the date of repayment.  Any Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Eurocurrency Advances upon three Business Days’ prior notice to the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable.  The Parent or any Canadian Borrower or UK Borrower, as applicable, may at any time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Canadian Swing Line Loans or UK Swing Line Loans, as applicable, that bear interest at the Eurocurrency Rate or the Offered Rate, or, in a minimum amount of $100,000 (or $500,000, in the case of UK Swing Line Loans) and increments of $50,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of such outstanding Canadian Swing Line Loans or UK Swing Line Loans, as applicable, upon three Business Days’ prior notice to the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, and the applicable Swing Line Lender(s).

2.9           Method of Selecting Types and Interest Periods for New Advances.  A Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time; provided that, in no event shall any Luxembourg Borrower or any Singapore Borrower select or otherwise request a Floating Rate Loan.  Such Borrower shall give the Administrative Agent (in the case of an Advance denominated in Dollars), the European Administrative Agent (in the case of an Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars), or the Canadian Administrative Agent (in the case of an Advance denominated in Canadian Dollars), as applicable, irrevocable notice (a “Borrowing Notice”) not later than 12:00 p.m. (Central time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan), 10:00 a.m. (Central time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars, 10:00 a.m. (Toronto time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Canadian Dollars, and 11:00 a.m. (London time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars, specifying (a) the Borrowing Date, which shall be a Business Day, of such Advance, (b) the aggregate amount of such Advance, (c) the Type of Advance selected, (d) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto, and (e) the applicable Borrower; provided that, any Eurocurrency Advance requested by a Singapore Borrower (including the corresponding Borrowing Notice) under this Section 2.9 shall require five (5) Business Days advance notice.  Any Borrowing Notice with respect to a Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall be in writing.

2.10        Conversion and Continuation of Outstanding Advances.  (a)   Floating Rate Advances (other than Swing Line Loans which are addressed in clause (b) below) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8.  Each Eurocurrency Advance (other than UK Swing Line Loans which are addressed in clause (b) below) shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

(i)            each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance, denominated in Dollars, for the same or another Interest Period or be converted into a Floating Rate Advance; and

(ii)            each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the European Administrative Agent, or Canadian Administrative Agent, as applicable, a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance, denominated in the same Agreed Currency, for the same or another Interest Period.

(b)               Each Canadian Swing Line Loan that is a Canadian Prime Rate Loan shall, subject to Section 2.5.1(d), continue as such unless prepaid or repaid.  Each Swing Line Loan that is an Offered Rate Loan and each Swing Line Loan that is a Eurocurrency Loan, as applicable, shall, subject to Section 2.5.1(d) or 2.5.3(d), as applicable, continue as such until the end of the then applicable Interest Period therefor, at which time such Swing Line Loan shall be prepaid or repaid.

(c)               Subject to the terms of Section 2.7, any Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same Agreed Currency; provided that no conversion of any Eurocurrency Advance shall be made on any day other than the last day of the Interest Period applicable thereto unless the applicable Borrower simultaneously pays any funding indemnification amounts required by Section 3.4. Such Borrower shall give the Administrative Agent (in the case of an Advance denominated in Dollars), the European Administrative Agent (in the case of an Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars), or the Canadian Administrative Agent (in the case of an Advance denominated in Canadian Dollars), as applicable, irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Eurocurrency Advance, which notice shall be in writing in the case of any continuation or conversion of a Eurocurrency Advance delivered to the European Administrative Agent or the Canadian Administrative Agent, not later than (w) 12:00 p.m. (Central time) at least one Business Day prior to the date of the requested conversion or continuation, in the case of a conversion into a Floating Rate Advance, (x) 10:00 a.m. (Central time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, (y) 10:00 a.m. (Toronto time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Canadian Dollars, or (z) 11:00 a.m. (London time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars, prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, and (ii) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

2.11         Method of Borrowing.  On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (a) if such Loan is denominated in Dollars, not later than 2:00 p.m. (Central Time), in Federal or other funds immediately available to the Administrative Agent at its address specified in or pursuant to Article XIII and, (b) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent’s Eurocurrency Payment Office for such currency.  Unless the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s, European Administrative Agent’s or Canadian Administrative Agent’s, as applicable, aforesaid address.  Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

2.12        Changes in Interest Rate, etc.  Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day.  Each Swing Line Loan that bears interest at the Floating Rate or the Canadian Prime Rate shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate or the Canadian Prime Rate, as applicable, for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance or bearing interest at the Canadian Prime Rate will take effect simultaneously with each change in the Alternate Base Rate or Canadian Prime Rate, as applicable.  Each Eurocurrency Advance and Offered Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent, European Administrative Agent, Canadian Administrative Agent or applicable Swing Line Lender, as applicable, as applicable to such Eurocurrency Advance or Offered Rate Advance based upon the applicable Borrower’s selections under Sections 2.5.1, 2.5.3 and 2.9, as applicable, and Section 2.10 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.

2.13        Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Parent declare that no Advance may be made as, converted into or continued at the end of the applicable Interest Period as a Eurocurrency Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Parent, declare that overdue amounts hereunder shall bear interest at a rate per annum equal to (a) in the case of overdue principal, the rate otherwise applicable thereto plus 2% per annum or (b) in the case of any other amount, the Floating Rate or Canadian Prime Rate, as applicable, plus 2% per annum, provided that, during the continuance of a Default with respect to a Borrower under Section 7.6 or 7.7, the interest rates set out above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.  Any notice given by Required Lenders under this Section 2.13 may be revoked by Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates.

2.14        Method of Payment.  (a) Each Advance shall be repaid, each payment of interest thereon shall be paid, and each reimbursement of any amounts payable upon a drawing under any Facility LC shall be made in the currency in which such Advance or payment was made.  All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, at (except as set out in the next sentence) the Administrative Agent’s, European Administrative Agent’s or Canadian Administrative Agent’s, as applicable, address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which any LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, among the Lenders.  All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, among the Lenders.  Each payment delivered to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, for the account of any Lender shall be delivered promptly by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, to such Lender in the same type of funds that the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, received at, (a) with respect to Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (ii) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the applicable Borrower at the address of the Administrative Agent’s Eurocurrency Payment Office for such currency.  Each of the Administrative Agent, the European Administrative Agent and the Canadian Administrative Agent is hereby authorized to charge any account of any Borrower or the Parent maintained with Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any of their Affiliates for each payment of principal, interest, Reimbursement Obligations and fees payable by such Borrower as it becomes due hereunder.  Each reference to the Administrative Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by any Borrower to any LC Issuer pursuant to Section 2.26.6.

(b)               Notwithstanding the provisions of subsection (a) above, if, after the making of any Advance or the issuance of any Facility LC in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made or the Facility LC was issued (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency (including any deposits required to be made to the Facility LC Collateral Account) shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.15        Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

2.15.1              Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless any Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

2.15.2              Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in Section 2.15.1 above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure attributable to such Borrower and (y) second, cash collateralize the applicable LC Issuer’s Fronting Exposure attributable to such Borrower in accordance with the procedures set forth in Section 2.26.11 for so long as such Fronting Exposure is outstanding.

2.15.3               Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Swing Line Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15.1), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.15.4              New Swing Line Loans/Facility LCs.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.15.5               Additional Defaulting Lender Adjustments.  In addition:

(a)              Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b)               Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to cash collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26.11; fourth, as the Borrower may request (so long as no Unmatured Default or Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.26.11; sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Unmatured Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded Facility LC participations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded Facility LC participations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded Facility LC participations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.15.1. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15.5(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)               Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Facility LCs for which it has provided cash collateral pursuant to Section 2.26.11.

(C)            With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15.1 above, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

2.16            Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)              The Administrative Agent, the European Administrative Agent and the Canadian Administrative Agent, as applicable, shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent, the European Administrative Agent and the Canadian Administrative Agent, as applicable, hereunder from the Borrowers and each Lender’s share thereof.

(c)             The entries maintained in the Register and the corresponding accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Lender to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d)              Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit E (a “Note”).  In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender in a form supplied by the Administrative Agent.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.17            Telephonic Notices.  Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, to effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices which the Administrative Agent or any Lender in good faith believes to be made by any person or persons that an Authorized Officer of the Parent has designated in writing to the Administrative Agent, which written authorization(s) may be relied upon by the Administrative Agent, in the case of any person so authorized, until such time as the Administrative Agent shall have received written notice from an Authorized Officer of the Borrower revoking such person’s authority to make such telephonic notices, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender (including by an e-mailed PDF), of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  Notwithstanding the foregoing, each Borrower agrees and acknowledges that neither the European Administrative Agent nor the Canadian Administrative Agent shall take any such actions without prior written instructions from the applicable Borrower.

2.18        Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance and Canadian Prime Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance or Canadian Prime Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurocurrency Advance and Offered Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance or Offered Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurocurrency Advance or Offered Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest, LC Fees and other fees (except as provided in the following sentence) shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Loans denominated in British Pounds Sterling, Loans comprised of Floating Rate Advances and Advances bearing interest at the Canadian Prime Rate, which shall be calculated for actual days elapsed on the basis of a 365-day year.  Commitment Fees shall be calculated for actual days elapsed on the basis of a 365-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment specified in Section 2.14.  If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.19        Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, will notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Canadian Swing Line Borrowing Notice, UK Swing Line Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder.  Promptly after notice from an LC Issuer, the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, will notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate, and the Administrative Agent will give each Lender prompt notice of each change in the Alternate Base Rate.

2.20        Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and each LC Issuer may, by written notice to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.21        Non-Receipt of Funds by an Administrative Agent.  Unless the applicable Borrower or a Lender, as the case may be, notifies the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, prior to the date on which it is scheduled to make payment to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, or, in the case of a Lender, prior to 2:00 p.m. (Central time) on the date on which it is scheduled to make payment to the Administrative Agent of the proceeds of a Floating Rate Loan, of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, may assume that such payment has been made.  The Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, the recipient of such payment shall, on demand by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, repay to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, until the date the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent or Canadian Administrative Agent, as applicable, in its discretion of the appropriate rate for interbank settlements and, in each case, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by any Borrower, the interest rate applicable to the relevant Loan.

2.22        Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article II and Section 4.2 with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrowers, the Lenders and the European Administrative Agent or the Canadian Administrative Agent, as applicable, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set out in Section 2.15, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.23        Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of the Borrowers in respect of any sum due to any Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased (or that may have been so purchased) is less than the sum originally due to such Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, each of the Borrowers agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

2.24        Additional Borrowing Subsidiaries.  Upon the request by the Parent and approval by the Administrative Agent, any Restricted Subsidiary of the Parent may, on the terms and conditions below, become a Borrowing Subsidiary hereunder provided that such Borrowing Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement with the other Borrowing Subsidiaries, together with such evidence of corporate authority to enter into such Joinder Agreement as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Joinder Agreement and such other documents, governmental certificates and agreements as the Administrative Agent may reasonably request, including without limitation, information requested in order for the Administrative Agent or any Lender to comply with the USA Patriot Act.  Upon receipt of such a request from the Parent, the Administrative Agent shall promptly notify the Lenders.  If, within five (5) Business Days of delivery of such notice by the Administrative Agent, any Lender (a “Protesting Lender”) shall notify the Parent and the Administrative Agent that it may not legally lend to, establish credit for the account of and/or do business with such applicant Borrowing Subsidiary, then the Parent shall, within five (5) Business Days of delivery of such notice by such Protesting Lender, either (A) notify the Administrative Agent and such Protesting Lender that it shall replace such Protesting Lender pursuant to Section 2.25 (and such applicant Borrowing Subsidiary shall not have the right to borrow or request Facility LCs hereunder until such replacement is consummated) or (B) cancel its request to designate such Restricted Subsidiary as a Borrowing Subsidiary hereunder.

2.25        Lender Replacement.  The Parent shall be permitted to replace (in accordance with and subject to the restrictions contained in Section 12.1) any Lender which (a) makes an assertion of the type described in Section 3.3 or requests reimbursement for amounts owing pursuant to Sections 3.1 or 3.2 (either for its own account or for the account of any of its participants), (b) requires any Borrower to pay Taxes in respect of such Lender, (c) fails to make any Advance requested by it if the Required Lenders have made the Advances requested of them pursuant to the same Borrowing Notice, (d) is a Non-Extending Lender, (e) is a Protesting Lender, (f) is a Defaulting Lender or (g) is a Non-Consenting Lender; provided that (i) such replacement does not conflict with any applicable law, rule, regulation or directive, (ii) no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of any replacement pursuant to clause (a) hereof, prior to any such replacement, such Lender being replaced shall not have eliminated the continued need for repayment of amounts owing pursuant to Sections 3.1 or 3.2, as applicable; and (iv) the Parent shall repay (or cause to be repaid) or the assignee shall pay to the Lender being replaced, the amount of the Obligations owing to such Lender on the date of replacement (including any amounts owing under Sections 3.1, 3.2 and 3.4).  Notwithstanding any provision in this Agreement to the contrary, the Assignment and Assumption pursuant to which a Defaulting Lender is replaced shall be effective without execution by such Defaulting Lender.

2.26        Facility LCs.

2.26.1               Issuance.  Each LC Issuer hereby agrees, on the terms and conditions set out in this Agreement, to issue Financial Letters of Credit, Performance Letters of Credit, Documentary Letters of Credit and Bank Guaranties (collectively with the Existing Letters of Credit, each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the date that is 5 Business Days prior to its respective Commitment Maturity Date upon the request of any Borrower or any Restricted Subsidiary; provided that (a) each Facility LC shall be issued in an Agreed Currency, (b) immediately after each such Facility LC is issued or Modified, the LC Obligations may not exceed the LC Sublimit (in the aggregate or with respect to any LC Issuer), (c) immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure may not exceed the Aggregate Commitment, and (d) if the expiry date of such Facility LC would occur after the Commitment Maturity Date of any Lender, the stated amount of such Facility LC, together with the undrawn stated amount of all other Facility LCs with expiry dates occurring after such Commitment Maturity Date, may not exceed the portion of the Aggregate Commitment not expiring on such Commitment Maturity Date.  No Facility LC shall have an initial expiry date later than five years after its issuance.  Any Facility LC may provide for the renewal thereof for additional one-year periods unless the applicable LC Issuer provides prior notice of non-renewal to the beneficiary, which periods shall not in any event extend the expiry date of such Facility LC more than 12 months beyond the respective Commitment Maturity Date.  Any Bank Guaranty issued under this Agreement shall be subject to the additional requirements of Section 2.26.13 hereof.  On the Closing Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Facility LCs issued and outstanding hereunder, and shall be subject to and governed by the terms and conditions hereof.

2.26.2               Participations.  Upon the issuance or Modification by any LC Issuer of a Facility LC (other than a Bank Guaranty) in accordance with this Section 2.26, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.26.3               Notice.  Subject to Section 2.26.1, the applicable Borrower or Restricted Subsidiary shall give the applicable LC Issuer notice prior to 10:00 a.m. (Central time), in the case of a Facility LC in Dollars, 10:00 a.m. (Toronto time), in the case of a Facility LC in Canadian Dollars, or 11:00 a.m. (London time) in the case of a Facility LC in a currency other than Dollars or Canadian Dollars, at least two Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the applicable currency, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, such LC Issuer shall promptly notify the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, and the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent), of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC (if applicable).  The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set out in Section 4.2 (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to such LC Issuer and that the applicable Borrower or Restricted Subsidiary shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.26.4               LC Fees.  The applicable Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Financial Letter of Credit, Performance Letter of Credit and Documentary Letter of Credit, a letter of credit fee at a per annum rate equal to the Applicable Margin for such Type of Facility LC in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof (each such fee described in this sentence an “LC Fee”).  The applicable Borrower shall also pay to the applicable LC Issuer for its own account with respect to each Facility LC (i) a fronting fee of 0.125% per annum of the initial stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable on the date of such issuance or increase, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.

2.26.5              Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent), and the applicable Borrower as to the amount demanded to be paid by such LC Issuer and the proposed payment date.  Upon its determination to honor any such demand for payment, the applicable LC Issuer shall promptly notify the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, and the applicable Borrower and the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly notify each other Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of such determination and of such LC Issuer’s intended payment date therefor (the “LC Payment Date”).  The responsibility of such LC Issuer to the Borrowers, the relevant Restricted Subsidiaries, and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted (or with respect to bank guaranties which are not backed by letters of credit, as applicable), it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (a) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC (other than any Bank Guaranty), in the currency of such Facility LC, to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.26.6 below, plus (b) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Central time) in the case of a Facility LC in Dollars, 11:00 a.m. (Toronto time), in the case of a Facility LC in Canadian Dollars, or 11:00 a.m. (London time) in the case of a Facility LC in a currency other than Dollars or Canadian Dollars, on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent or Canadian Administrative Agent in its reasonable discretion as the appropriate rate for interbank settlements for the first three days and, thereafter, at a rate of interest equal to the rate then payable by the applicable Borrower on such amount.

2.26.6               Reimbursement by Borrower.  The applicable Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC with respect to such Borrower (provided that, unless the applicable Borrower has received notice of such drawing prior to the LC Payment Date, such reimbursement shall not be due until the Business Day next following the day on which such notice is received, being referred to herein as the “LC Due Date”), in the currency of such Facility LC, without presentment, demand, protest or other formalities of any kind; provided that no Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) any LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by any LC Issuer and remaining unpaid by such Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) the rate reasonably determined by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, that would be applicable for a Loan to such Borrower in such Agreed Currency for such day if such day falls on or before the applicable LC Due Date and (ii) the sum of 2% plus the foregoing rate for such day if such day falls after such LC Due Date.  Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from any Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC (other than any Bank Guaranty) issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.26.5.  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set out in Section 4.2), any Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.26.7               Obligations Absolute.  The Borrowers’ obligations under this Section 2.26 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrowers further agree with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrowers’ Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, (a) the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or (b) any dispute between or among any Borrowers and/or any Restricted Subsidiaries, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred, or (c) any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrowers agree that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and relevant Restricted Subsidiaries and shall not put any LC Issuer or any Lender under any liability to any Borrower or any Restricted Subsidiary.  Nothing in this Section 2.26.7 is intended to limit the right of any Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.26.6.

2.26.8               Actions of LC Issuers.  Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, e-mail, SWIFT, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.  Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.26, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.26.9               Indemnification.  Each Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent, European Administrative Agent or Canadian Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC issued at the request of or for the benefit of such Borrower or any actual or proposed use of any Facility LC issued at the request of or for the benefit of such Borrower, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights any Borrower may have against any Defaulting Lender) or (b) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, any LC Issuer or the Administrative Agent, European Administrative Agent or Canadian Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.26.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

2.26.10            Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.26 or any action taken or omitted by such indemnitees hereunder.

2.26.11            Facility LC Collateral Account.  (a) Each Borrower agrees that it will, as provided in clause (b) below, as provided in Section 2.2, upon the occurrence of any Default described in Section 7.6 or Section 7.7, or upon the request of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) upon a Default, and until the final expiration date of any Facility LC (other than a Bank Guaranty) and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC (other than a Bank Guaranty), maintain a special collateral account (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the ratable benefit of the Lenders and the LC Issuers for the Facility LCs issued at the request of or for the benefit of such Borrower and in which such Borrower shall have no interest other than as set out in Section 2.2 and Section 8.1.  Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers for the Facility LCs issued at the request of or for the benefit of such Borrower, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the LC Obligations and LC Fees.  The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit or other time deposits of JPMCB having a maturity not exceeding 30 days.  The Parent may select the maturities of such certificates of deposit upon reasonable prior notice to the Administrative Agent; however, if the Parent fails to provide such notice, the Administrative Agent shall select the applicable maturities in its sole discretion.  Nothing in this Section 2.26.11 shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.2, Section 8.1 or clause (b) below.

(b)              Each Borrower agrees that, if 45 days prior to the then-applicable Commitment Maturity Date of any LC Issuer, the Commitment Maturity Date of such LC Issuer has not been extended and such LC Issuer has not agreed to extend its Commitment Maturity Date as provided in Section 2.28, then, with respect to each Facility LC (other than Bank Guaranties) issued by such LC Issuer for such Borrower with an expiry date later than 5 Business Days prior to the then-applicable Commitment Maturity Date of such LC Issuer, the applicable Borrower shall provide the applicable LC Issuer with a letter of credit, issued by another LC Issuer or other issuing bank reasonably acceptable to such LC Issuer, naming such LC Issuer as beneficiary, and otherwise reasonably acceptable to such LC Issuer (each, such letter of credit a “Back-Up LC”) in the currency of such Facility LC and in an amount equal to 100% of the outstanding LC Obligations (other than LC Obligations with respect to Bank Guaranties) plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs, in each case, issued by such LC Issuer; provided that if such then-applicable Commitment Maturity Date is the Facility Termination Date, the applicable Borrower shall either (i) deposit cash collateral in the Facility LC Collateral Account or (ii) provide the applicable LC Issuer with a Back-Up LC as described above, in each case, in the currency of such Facility LC and in an amount equal to 100% of the outstanding LC Obligations (other than LC Obligations with respect to Bank Guaranties) plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs issued by such LC Issuer.  Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  Upon the extension of the Commitment Maturity Date of such LC Issuer, the Administrative Agent shall promptly release to the Borrowers all cash collateral provided by the Borrowers, or the applicable LC Issuer(s) shall return all Back-Up LCs to the issuing banks for cancellation, as applicable.  Upon the cancellation, surrender or payment of each Facility LC for which cash collateral or a Back-Up LC was provided pursuant to this Section 2.26.11(b), the Administrative Agent shall promptly release cash collateral to the applicable Borrower, or the applicable LC Issuer shall instruct the applicable Back-Up LC issuer to reduce the amount available to be drawn under any applicable Back-Up LC, as applicable, in the amount of the LC Obligations (other than Bank Guaranties) which are no longer outstanding as a result thereof, together with the amount of all corresponding LC Fees which will no longer become payable excluding in each case, the amounts applied by Administrative Agent under Section 8.1(c) to satisfy any LC Fees that have become due and payable by any Borrower.

(c)              The obligations of each of the Borrowers under this Agreement and the other Loan Documents regarding Facility LCs, including without limitation obligations under Section 2.26, shall survive after the Facility Termination Date and termination of this Agreement for so long as any LC Obligations remain outstanding.  Each Borrower further agrees that if cash collateral is required to be deposited or any Back-up LCs with respect to Loans for such Borrower are required to be provided pursuant to Section 2.26.11(b), it will, promptly upon request of the Administrative Agent or any LC Issuer, as applicable, enter into such agreements, in form and substance reasonably acceptable to the Administrative Agent or such LC Issuer, as applicable, and such Borrower as the Administrative Agent or such LC Issuer may reasonably require to effectuate the provisions of Section 2.26.11(b) and otherwise govern the administration of the outstanding Facility LCs and the Facility LC Collateral Account or Back-Up LC requirements, as applicable, the Borrowers’ Reimbursement Obligations and other obligations with respect thereto, and such other provisions as the Administrative Agent or such LC Issuer may reasonably require, in each case, to become effective on the applicable Commitment Maturity Date if the same is not extended.

(d)               Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall provide any cash collateral or Back-Up LCs with respect to Loans made to, or Facility LCs issued directly for the benefit of, the Parent.

2.26.12            Rights as a Lender.  In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.26.13            Bank Guaranties.  Each LC Issuer’s agreement to issue Bank Guaranties hereunder is conditioned upon (a) such LC Issuer’s determination, in its sole discretion, that it is able to issue a Bank Guaranty in the applicable jurisdiction and (b) the simultaneous issuance by an LC Issuer of a Facility LC (other than a Bank Guaranty) supporting the applicable Borrower’s obligations under such Bank Guaranty for the entire term thereof.  Any Modification which increases or extends the amount or term of a Bank Guaranty shall be conditioned upon a simultaneous corresponding Modification of the Facility LC supporting such Bank Guaranty.  The applicable Borrower or Restricted Subsidiary shall provide notice requesting the issuance or Modification, as applicable, of any such supporting Facility LC at the same time at which such Borrower or Restricted Subsidiary provides notice requesting the issuance or Modification, as applicable, of the Bank Guaranty which such Facility LC supports, all in accordance with Section 2.26.3.

2.26.14            Facility LCs Issued for Restricted Subsidiaries.  The Parent authorizes and instructs each LC Issuer to issue Facility LCs upon request of any Restricted Subsidiary, and agrees that it shall be jointly and severally liable with such Restricted Subsidiary therefor.  Notwithstanding that a Facility LC issued or outstanding hereunder is requested by or is for the account of a Restricted Subsidiary, the Parent shall be obligated to, and shall, with respect to each such Facility LC, reimburse the applicable LC Issuer hereunder for any and all drawings thereunder, pay all fees and expenses payable hereunder, satisfy all indemnification obligations payable hereunder, provide all cash collateral required hereunder, and otherwise satisfy all obligations hereunder of the “applicable Borrower” with respect to each such Facility LC.  The Parent hereby acknowledges that the issuance of Facility LCs for the account of Restricted Subsidiaries inures to the benefit of the Parent, and that the Parent’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.27       Increase in Aggregate Commitment.

2.27.1               Provided no Default or Unmatured Default exists, upon notice to the Administrative Agent, the Parent may request one or more increases (the amount of any such increase being a “Commitment Increase”) in the Aggregate Commitment which in the aggregate do not cause the Aggregate Commitment to exceed $1,250,000,000.  The Administrative Agent shall promptly give the Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) notice of such request.  In its notice to the Administrative Agent, the Parent shall specify the time period within which each Lender is requested to respond (which shall not be less than 10 Business Days from the date of delivery of such notice to the Administrative Agent).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (any such Lender that agrees to increase its Commitment hereunder, an “Increasing Lender”).  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  No Lender’s Commitment amount shall be increased without the consent of such Lender.  The Administrative Agent shall notify the Parent of the Lenders’ responses to each request made hereunder.  If the Increasing Lenders agree to increase their respective Commitments by an aggregate amount in excess of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Commitments immediately prior to the effective date of such Commitment Increase.  To achieve the full amount of a requested increase, the Borrowers may also invite additional assignees (in accordance with and subject to the restrictions contained in Section 12.1) to become Lenders (any such Lender, an “Additional Lender”).  The sum of the increases in the Commitments of the Increasing Lenders plus the Commitments of the Additional Lenders with respect to the Commitment Increase upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase.

2.27.2              Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrowers, each Increasing Lender and each Additional Lender, setting forth the new Commitments of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrowers with respect to the Commitment Increase and such opinions of counsel for the Borrowers with respect to the Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Revolving Loans to be made by each such Lender described in Section 2.27.3 below, if applicable, and (iii) receipt by the Administrative Agent of a certificate of an Authorized Officer of each Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such Commitment Increase, and stating that both before and after giving effect to such Commitment Increase (A) no Default has occurred and is continuing, and (B) all representations and warranties in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date, in which case they are true and correct in all material respects as of such earlier date.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of any Commitment Increase and the effective date thereof.

2.27.3               Upon the effective date of any Commitment Increase, if any Advances (other than Swing Line Loans) are then outstanding, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section 2.11.  The funds so provided by any such Lender shall be deemed to be a Revolving Loan made by such Lender on the date of such Commitment Increase, in an amount such that, after giving effect to such Commitment Increase and the Revolving Loans made on the date of such Commitment Increase, each Advance outstanding hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with each Lender’s Pro Rata Share.  Also upon giving effect to any Commitment Increase, each Lender shall participate in any outstanding Facility LCs (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share.

2.27.4               Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Revolving Loans on such date pursuant to Section 2.27.3 above, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

2.27.5               The Aggregate Commitments may be increased in accordance with, and to the extent permitted by, this Section 2.27, without the consent of the requisite Lenders otherwise required under Section 8.2.

2.28        Extension of Facility Termination Date. The Parent may, on behalf of all Borrowers, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to any Anniversary Date, request that each Lender extend such Lender’s Commitment Maturity Date for an additional one year from such Lender’s Commitment Maturity Date then in effect.  The Parent may not request more than two such extensions pursuant to this Section 2.28.

(a)               Lender Elections to Extend.  If the Parent makes the request for an extension pursuant to this Section 2.28, each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days prior to the applicable Anniversary Date (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension. Each Lender that decides not to extend its Commitment Maturity Date (each, a “Non-Extending Lender”) and each Lender that decides to extend its Commitment Maturity Date (each, an “Extending Lender”) shall notify the Administrative Agent of such decision promptly after such determination (but in any event no later than the Notice Date), and any Lender that does not otherwise advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension pursuant to this Section 2.28 shall not obligate any other Lender to so agree.

(b)            Notification by Administrative Agent.  The Administrative Agent shall notify the Parent of each Lender’s determination under this Section at least 10 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(c)               Additional Commitment Lenders.  The Borrowers shall have the right, at any time on or before the date which is 30 days after the applicable Anniversary Date, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (in accordance with and subject to the restrictions contained in Section 12.1) who shall agree to become Extending Lenders (each, an “Additional Commitment Lender”) as provided in Section 2.25, each of which Additional Commitment Lenders shall have entered into an assignment agreement substantially in the form of Exhibit C pursuant to which such Additional Commitment Lender shall, effective at any time prior to the date which is 30 days after the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).  Notwithstanding any provision contained herein to the contrary, from and after the date of any extension of any Commitment Maturity Date and the prepayment of any Revolving Loans on the applicable Anniversary Date pursuant to Section 2.25 and subsection (e) below, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

(d)               Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed to extend their respective Commitment Maturity Dates and the additional Commitments of the Additional Commitment Lenders that have entered into an assignment agreement as provided in subsection (c) above shall equal or exceed 51% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of the applicable Anniversary Date, the Commitment Maturity Date of each Extending Lender and of each such Additional Commitment Lender shall be extended to the date that is one year after such Lender’s Commitment Maturity Date then in effect (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding Business Day) and each such Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.  Such extension shall constitute an extension of the Facility Termination Date for all purposes of this Agreement.  If any Additional Commitment Lender enters into an assignment agreement as provided in subsection (c) above after the applicable Anniversary Date (but in any event within 30 days after such date), then, effective as of the applicable effective date of such assignment (the “Assignment Date”), the Commitment Maturity Date of each such Additional Commitment Lender shall be the date that is one year after the Commitment Maturity Date then in effect for the Non-Extending Lender being replaced by the applicable Additional Commitment Lender (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding Business Day) and each such Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.  Each Non-Extending Lender shall maintain its respective original Commitment Maturity Date, unless such Non-Extending Lender is replaced by an assignee as provided herein.

(e)                Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, any extension of any Commitment Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)            no Default or Unmatured Default shall have occurred and be continuing on the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect to any extension granted under this Section;

(ii)            the representations and warranties contained in this Agreement (other than the representations and warranties set forth in Section 5.6) are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect thereto, as though made on and as the applicable Anniversary Date or Assignment Date, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)            on the applicable Anniversary Date or Assignment Date, as applicable, the Borrowers shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date.  In addition, upon giving effect to any revision of Pro Rata Shares pursuant to this Section 2.28, each Lender shall participate in any outstanding Facility LCs (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share.

ARTICLE III
YIELD PROTECTION; TAXES

3.1           Yield Protection. (a) If any Change in Law:

(i)            subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes (other than with respect to Excluded Taxes or Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(ii)            imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances),

(iii)            [Reserved]; or

(iv)            imposes any other condition the result of which is to increase the cost (other than Taxes) to any Lender or any applicable Lending Installation or any LC Issuer of making, funding, continuing, converting to or maintaining its Eurocurrency Loans or Commitment, or of issuing or participating in Facility LCs, (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro), or reduces any amount receivable (other than with respect to Taxes) by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LCs Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or such LC Issuer, as the case may be, the Parent shall, or shall cause the applicable Borrower to, pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for the actual increased cost or reduction in amount received.

(b)               If any law or any governmental or quasi governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or any LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Eurocurrency Loans to, or of issuing or participating in Facility LCs upon the request of, or of making or maintaining its Commitment to, any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer in connection with such Eurocurrency Loans to, Facility LCs applied for by, or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, or such LC Issuer, as the case may be, such Non-U.S. Borrower shall pay such Lender, or such LC Issuer, as the case may be, such additional amount or amounts as will compensate it for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause (a)(ii) of the definition of “Eurocurrency Rate.”

3.2           Changes in Capital Adequacy Regulations.  (a) If any Lender or LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the Parent shall, or shall cause the applicable Borrower to, within 15 days of demand by such Lender or LC Issuer, as the case may be, pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.

(b)               Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section 3.2 or Section 3.1 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or LC Issuer pursuant to this Section 3.2 or Section 3.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3            Availability of Types of Advances.  If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or the Eurocurrency Reference Rate, as applicable, or (b) the Administrative Agent is advised by the Required Lenders that the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.  If the Administrative Agent suspends the availability of Eurocurrency Advances under this Section 3.3, the availability of Eurocurrency Advances shall be reinstated upon, as applicable (i) the replacement of the Lender (or Lenders) which determined that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, or (ii) the Required Lenders determining that the circumstances giving rise to such notice no longer exist.

3.4            Funding Indemnification.  If (a) any payment or conversion of a Eurocurrency Advance or any payment of an Offered Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance or an Offered Rate Advance or prepayment of a Eurocurrency Advance or an Offered Rate Advance is not made, converted, prepaid or paid on the date specified by the applicable Borrower for any reason other than default by the Lenders, or (c) the assignment of any Eurocurrency Advance or Offered Rate Advance occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Parent pursuant to Section 2.25 or as a result of an assignment of all or any portion of the Commitment (EDC Permitted Borrowers) at a time when Revolving Loans are outstanding to any Borrower that is not an EDC Permitted Borrower, the applicable Borrower will indemnify each Lender for any actual loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance (but excluding any loss of margin).

3.5           Taxes.

(a)               Payments Free of Taxes.  Any and all payments by the Borrowers hereunder or under the Notes (if any) shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If an applicable Borrower or an applicable withholding agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note (if any) to any Recipient, then such Borrower or the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 3.5) such Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b)              Payment of Other Taxes by the Borrowers.  In addition, the applicable Borrower agrees to timely pay all Other Taxes to the relevant Governmental Authority, or if the Administrative Agent elects, reimburse it for the payment of any Other Taxes.

(c)                Indemnification by the Borrowers.  Subject to the limitations set forth in Article XV, each Borrower that is not a U.S. Person shall severally, and each Borrower that is a U.S. Person shall jointly and severally, to the fullest extent permitted by law, indemnify each Recipient for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts attributable to amounts payable under this Section 3.5) paid by such Recipient and any reasonable out-of-pocket expenses that are attributable to such Borrower or the Borrowers, as applicable, or payments made by it and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that if a Borrower reasonably believes that such Indemnified Taxes have been incorrectly or illegally asserted, the applicable Recipient shall use reasonable efforts to dispute such Taxes with the relevant Governmental Authority and shall cooperate with the Borrowers in jointly managing, conducting and controlling such dispute; provided further that the Borrowers shall pay the reasonable expenses of such dispute.  For the avoidance of doubt, no Borrower shall be required to indemnify any person under this Section 3.5(c) in respect of any Indemnified Taxes for which the Recipient has already been compensated by way of an increased payment under Section 3.5(a).  Payments due under this Section 3.5(c) shall be made within 30 days of the date such Recipient makes demand thereof.

(d)                Indemnification by the Lenders.  Each Lender shall, to the fullest extent permitted by law, severally indemnify, within 10 days after demand therefor, (i) the Administrative Agent for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (ii) the Administrative Agent and the Borrowers for (A) any Taxes attributable to such Lender’s failure to comply with Section 12.1(c) relating to the maintenance of a Participant Register and (B) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Borrower, as applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or any Borrower, as applicable, shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent and the Borrowers, as applicable, to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or any Borrower, as applicable, to the Lender from any other source against any amount due to the Administrative Agent or any Borrower, as applicable, under this Section 3.5(d).

(e)                Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by such Borrower to a Governmental Authority pursuant to this Section 3.5 the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                 Status of Lenders.

(i)            With respect to the Administrative Agent and each Borrower, any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall notify the Borrower and Administrative Agent of such entitlement and shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (including, to the extent reasonably practicable, making and filing an appropriate application for relief under any applicable double tax treaty).  In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)            Without limiting the generality of the foregoing, if a Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent) properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (2) properly completed and executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)                 UK Passport Scheme.

(i)            Any Lender which on the day on which this Agreement is entered into (x) holds a passport under the HMRC DT Passport Scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name on the Commitment Schedule.

(ii)            A Lender which becomes a Lender hereunder after the day on which this Agreement is entered into that (x) holds a passport under the HMRC DT Passport Scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to the UK Borrower and the Administrative Agent (and, where applicable, in the Assignment and Assumption).

(iii)            If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and the Lender makes a Loan to the UK Borrower, the UK Borrower shall make a UK Borrower DTTP Filing with respect to such Lender by the later of the following dates: (A) thirty (30) Business Days following the date of this Agreement, (B) thirty (30) Business Days before the first interest payment is due by the UK Borrower to such Lender and (C) five (5) Business Days after the Loan is advanced to the UK Borrower, and shall promptly provide such Lender with a copy of such filing, provided that if the UK Borrower has made a UK Borrower DTTP Filing in respect of such Lender but: (I) the UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (II) HM Revenue & Customs has not given the UK Borrower authority to make payments to such Lender without a deduction for Tax within 60 days of the date of such UK Borrower DTTP Filing; and, in each case, the UK Borrower has notified that Lender in writing, then such Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment under this Agreement without UK withholding or deduction.

(iv)            If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower shall not make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Passport Scheme in respect of that Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v)            The UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of such UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(h)              Mitigation Obligations.  If any Lender is required by a Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.5, then such Lender shall (at the request of the Parent) use its commercially reasonable efforts (consistent with its legal and regulatory restrictions) to select a jurisdiction for its Lending Installation or change the jurisdiction of its Lending Installation, as the case may be, so as to avoid the imposition of any Indemnified Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Lending Installation shall be made if, in the reasonable judgment of such Lender, such selection or change would subject such Lender to any unreimbursed costs or expense or would be disadvantageous to such Lender.  The applicable Borrower agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment.  Notwithstanding the generality of the foregoing, if a Non-U.S. Borrower (other than Cameron Petroleum (UK) Limited) requests a Credit Extension under this Agreement and such Non-U.S. Borrower resides in a jurisdiction that imposes withholding taxes on payments of interest and/or other amounts payable under any Loan Document by such Non-U.S. Borrower, each Lender that would advance such Loan (or acquire an interest in such Loan) agrees it will reasonably cooperate with such Non-U.S. Borrower in determining whether any withholding or deduction would be required upon a payment of interest or other amount under a Loan Document from such Non-U.S. Borrower to that Lender and, if any withholding or deduction would otherwise be due, shall reasonably cooperate with such Non-U.S. Borrower and use commercially reasonable efforts to mitigate such deduction or withholding to the extent possible (including, without limitation, establishing an exemption or reduced rate of deduction or withholding by lending through a different Lending Installation and providing the documentation necessary to establish an exemption or reduction from withholding or making other claims for relief).  The Parent acknowledges that any such cooperation of a Lender may involve the engagement of outside counsel for such Lender and the Parent agrees that any reasonable fees, charges and disbursements of such counsel shall be for the account of, and paid by, the Parent.

(i)                 Treatment of Certain Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the applicable Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.  Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(j)                 Defined Terms. For purposes of this Section 3.5, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.

(k)               Survival of Obligations.  Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(l)                 VAT Provisions.

(i)            All amounts payable under a Loan Document by any party to any Loan Agreement (a “Party”) to the Administrative Agent or a Lender, as applicable, which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender, as applicable, to any Party under a Loan Document and the Administrative Agent or such Lender, as applicable, is required to account to the relevant tax authority for the VAT, such Party must pay to the Administrative Agent or such Lender, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to such Party).

(ii)            If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender, as applicable, (the “Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(A)            (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The VAT Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)            (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)            Where a Loan Document requires any Party to reimburse or indemnify the Administrative Agent or a Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Person for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Administrative Agent or such Lender, as applicable, reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)            Any reference in this Section 3.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union) so that reference to a Party shall be construed as a reference to that Party of the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)            In relation to any supply made by the Administrative Agent or a Lender to any Party under a Loan Document, if reasonably requested by the Administrative Agent or such Lender, as applicable, that Party must promptly provide the Administrative Agent or such Lender with details of that Party's VAT registration and such other information as is reasonably requested in connection with Administrative Agent or such Lender’s VAT reporting requirements in relation to such supply.

(m)               Not a Grandfathered Obligation..  For purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.6           Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set out in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement.  The obligations of each of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT

4.1           Initial Credit Extensions.  The Lenders shall not be required to make the initial Credit Extensions hereunder unless, prior to or concurrently with the making of such initial Credit Extensions, the following conditions precedent have been satisfied or waived:

4.1.1                 Closing Documents.  The Administrative Agent shall have received on or before the Closing Date the following, each dated such date (unless otherwise specified) and duly executed by the respective party or parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(a)                Copies of the Parent’s (i) certificate of incorporation, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, (ii) bylaws, certified by the Secretary or Assistant Secretary of the Parent, (iii) Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Parent is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Parent authorized to sign the Loan Documents to which the Parent is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Parent, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of Parent, as required by Section 326 of the USA Patriot Act has been received by the Administrative Agent or such Lender at least five (5) days prior to the Closing Date.

(b)                Copies of each Borrowing Subsidiary’s (i) organizational documents, together with all amendments, and a certificate of good standing (if applicable), each certified by the appropriate governmental officer in its jurisdiction of organization, (ii) bylaws (or equivalent governing documents), certified by the Secretary, Assistant Secretary, director or other appropriate official of such Borrowing Subsidiary, (iii) resolutions or actions authorizing the execution of the Loan Documents to which such Borrowing Subsidiary is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary, director or other appropriate official of each Borrowing Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each such Borrowing Subsidiary authorized to sign the Loan Documents to which such Borrowing Subsidiary is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Borrowing Subsidiary, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of such Borrowing Subsidiary, as required by Section 326 of the USA Patriot Act, has been received by the Administrative Agent or such Lender at least five (5) days prior to the Closing Date.

(c)               A certificate, signed by the chief financial officer of the Parent, stating that on the Closing Date (i) no Default or Unmatured Default has occurred and is continuing, (ii) each of the representations and warranties set out in Article V of this Agreement is true and correct in all material respects on and as of the Closing Date, (iii) there has occurred no material adverse change in the consolidated financial condition of the Parent from that reflected in the Parent’s consolidated financial statements as of December 31, 2014, and (iv) since December 31, 2014, there has been no change in the business, Property or financial condition of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(d)              A written opinion of the general counsel of the Parent, addressed to the Administrative Agent and the Lenders.

(e)              A written opinion of the outside counsel to the Parent and the Borrowing Subsidiaries, addressed to the Administrative Agent and the Lenders.

(f)                Any Notes requested by a Lender pursuant to Section 2.16 payable to each such requesting Lender.

(g)              Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(h)               This Agreement, and all its attached Exhibits and Schedules.

(i)                 The Guaranty.

(j)                  If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(k)                Such other documents as any Lender or its counsel may have reasonably requested.

4.1.2                  Fees.

(a)              All fees, costs, and expenses of JPMCB and its affiliates (including, without limitation, legal fees and expenses of counsel to the Administrative Agent) to be paid on the Closing Date shall have been paid, or arrangements reasonably acceptable to JPMCB shall have been made for the payment thereof.

(b)              The Parent shall have paid to the Administrative Agent and the Arrangers, for their respective accounts, the fees agreed to pursuant to the terms of any fee letter with the Administrative Agent or Arrangers, or as otherwise agreed from time to time, to the extent required to be paid on or prior to the Closing Date.

(c)              The Parent shall have paid the Administrative Agent, for the account of each Lender, (i) all accrued and unpaid interest though the Closing Date on the Revolving Loans, if any, outstanding under the Existing Loan Documents and (ii) all accrued and unpaid Commitment Fees, Usage Fees (as defined in the Existing Agreement) and LC Fees through the Closing Date under the Existing Loan Documents.

4.2            Each Credit Extension.  The Lenders shall not (except as otherwise set out in Section 2.5.1 and Section 2.5.3 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

(a)               There exists no Default or Unmatured Default.

(b)               The representations and warranties contained in Article V (other than the representations and warranties set forth in Section 5.6) are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of such earlier date.

With respect to any Borrower that is not a Material Subsidiary, the Lenders shall not (except as otherwise set out in Section 2.5.1 and Section 2.5.3 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension with respect to such Borrower if, on the applicable Credit Extension Date, a Default or Unmatured Default would exist if such Borrower were a Material Subsidiary; provided that any such circumstance that would not otherwise constitute a Default or Unmatured Default under this Agreement shall not be deemed to be a Default or Unmatured Default or affect the Lenders’ Commitment to make Credit Extensions to the other Borrowers under this Agreement solely as a result of this paragraph.

Each Borrowing Notice, Swing Line Borrowing Notice or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension (other than to the extent constituting a conversion or continuation) shall constitute a representation and warranty by the Borrowers that the conditions contained in the preceding paragraph and Sections 4.2(a) and (b) have been satisfied.  As a condition to making a Credit Extension (other than to the extent constituting a conversion or continuation), the Administrative Agent may require the applicable Borrower to deliver a certificate from an Authorized Officer of the Parent, certifying that such officer (a) has reviewed the terms of this Agreement and (b) has no knowledge of the existence of any condition or event which constitutes (or would constitute, if the applicable Borrower were a Material Subsidiary) a Default or Unmatured Default as of the date of such certificate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

5.1           Existence and Standing.  Each of the Borrowers is a corporation, partnership, limited liability company or other business entity duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.  Each of the Borrowers and each of the Restricted Subsidiaries is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other business entity and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

5.2           Authorization and Validity.  Each of the Borrowers has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrowers of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrowers is a party constitute legal, valid and binding obligations of each of the Borrowers enforceable against each of such Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3           No Conflict; Government Consent.  Neither the execution and delivery by each of the Borrowers of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of their respective Restricted Subsidiaries except as could not reasonably be expected to have a Material Adverse Effect or (b) any Borrower’s or any of their Restricted Subsidiaries’ articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which any of the Borrowers or any of their respective Restricted Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Restricted Subsidiary pursuant to the terms of any such indenture, instrument or agreement except as could not reasonably be expected to have a Material Adverse Effect.  No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Restricted Subsidiaries, is required to be obtained by any Borrower or any of their Restricted Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4           Financial Statements.  The December 31, 2014 consolidated financial statements of the Parent and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in accordance with generally accepted accounting principles the consolidated financial condition and operations of the Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5           Taxes.  The Parent and its Restricted Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Parent or any of its Restricted Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Section 6.15(a).

5.6            Litigation and Contingent Obligations.  Except for litigation disclosed in the Parent’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2015, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.7           Subsidiaries.  Each Borrowing Subsidiary is a Wholly-Owned Subsidiary, all of the issued and outstanding shares of capital stock of which is owned by the Parent or one of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary.

5.8           ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000,000.  Neither the Parent nor any other member of the Controlled Group has incurred, or is reasonably expected by the Parent to incur, any withdrawal liability to Multiemployer Plans.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no material Reportable Event has occurred with respect to any Plan, neither the Parent nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan other than the Terminating Plan.

5.9           Accuracy of Information.  No information, exhibit or report furnished by the Parent or any of its Restricted Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or, when taken together with all reports, statements, schedules and other information included in filings made by the Parent and its Subsidiaries with the SEC, omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading, taken as a whole, in light of the circumstances under which such statements were made.

5.10         Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

5.11        [Reserved].

5.12        Compliance With Laws.  The Parent and its Restricted Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13        Ownership of Properties.  The Parent and its Restricted Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the respective material Property and assets owned by them.

5.14       Plan Assets; Prohibited Transactions.  None of the Borrowers is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15        Environmental Matters.  In the ordinary course of its business, the officers of the Parent consider the effect of Environmental Laws on the business of the Parent and its Restricted Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Parent and its Restricted Subsidiaries due to Environmental Laws.  On the basis of this consideration, the Parent has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  None of the Parent or any of its Restricted Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action is reasonably expected by the Parent to have a Material Adverse Effect.

5.16        Investment Company Act.  None of the Parent or any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17       [Reserved].

5.18       [Reserved].

5.19        Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)               No part of the proceeds of the Revolving Loans will be used or otherwise made available to fund directly or, to the knowledge of the Parent or any Restricted Subsidiary, indirectly, any operations in or business or activities of or with, finance any investments or activities in, or make any payments to, a Sanctioned Person.

(b)                None of (i) the Parent, any Subsidiary or their respective directors and officers, or (ii) to the knowledge of the Parent, any of their respective employees and agents that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or (B) engages in any dealings or transactions, or is otherwise associated, with any Sanctioned Person that would result in any violation of Sanctions.

(c)               The Parent and its Subsidiaries are in compliance in all material respects with any laws or regulations of the U.S., the UK, the European Union and, to the extent the laws of which are substantially similar to U.S. law, any other Applicable Authority, in each case relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations of such Governmental Authorities currently in force or hereafter enacted.

(d)               The Parent and its Subsidiaries have implemented, maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent and each of its Subsidiaries has conducted its business in compliance in all material respects with all applicable Anti-Corruption Laws.  No part of the proceeds of the Revolving Loans has been used or will be used, directly or, to the knowledge of any Borrower, indirectly, in violation of the Anti-Corruption Laws, including for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.

5.20        Obligations Pari Passu.  The obligations of each Borrower arising under this Agreement and the Loan Documents rank pari passu and equal in right of payment with all of the other Indebtedness of each Borrower, which is not by its terms secured by any assets of each Borrower and its Restricted Subsidiaries, and which is not subordinate in right of payment to any other Indebtedness of such Borrower or its Restricted Subsidiaries.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1          Financial Reporting.  The Parent will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent (on behalf of the Lenders):

(a)                 (i) On or before the earlier of (A) 90 days after the close of each of its fiscal years and (B) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), an unqualified audit report certified by Ernst & Young, L.L.P., or other independent certified public accountants of recognized national standing, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows; provided that, if any financial statement referred to in this Section 6.1(a) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements.  The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(ii)            on or before 90 days after the close of each of its fiscal years (or, if earlier, the date on which the annual audit is delivered pursuant to clause (i) above), a combined consolidated unaudited balance sheet of the Unrestricted Subsidiaries as at the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows, all for the Unrestricted Subsidiaries on a combined consolidated basis and certified by an Authorized Officer of the Parent.  The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(iii)            to the extent the Parent prepares and provides audited financial statements for the Unrestricted Subsidiaries to OneSubsea LLC or otherwise prepares such audited financial statements for its own use, within a reasonable period following any such preparation, an audit report certified by Ernst & Young, L.L.P., or other independent certified public accountants of recognized national standing, of the combined consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows, all for the Unrestricted Subsidiaries on a combined consolidated basis.

(b)                (i)  On or before the earlier of (A) 45 days after the close of the first three quarterly periods of each of its fiscal years and (B) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated profit and loss and statement of change of shareholders’ equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Parent; provided that, if any financial statement referred to in this Section 6.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements.  The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Parent has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

(ii)            On or before 45 days after the close of the first three quarterly periods of each of its fiscal years (or, if earlier, the date on which the financial statements are delivered pursuant to clause (i) above), a combined consolidated unaudited balance sheet of the Unrestricted Subsidiaries as at the close of each such period and combined consolidated profit and loss and statement of change of shareholders’ equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all for the Unrestricted Subsidiaries on a combined consolidated basis and certified by an Authorized Officer of the Parent.  The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Parent has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

(c)               Together with the financial statements required under Sections 6.1(a)(i) and (b)(i), (i) a Compliance Certificate signed by an Authorized Officer of the Parent showing the calculations necessary to determine compliance with this Agreement, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (ii) management calculations reflecting the effect on the financial statements furnished under Section 6(a)(i) or 6(b)(i), as applicable, of excluding Unrestricted Subsidiaries, in detail reasonably acceptable to the Administrative Agent.

(d)              As soon as possible and in any event (i) within 30 days after the Parent knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 Business Days after the Parent knows that any other Termination Event with respect to any Plan has occurred, a statement, signed by an Authorized Officer of the Parent, describing such Termination Event and the action which the Parent proposes to take with respect thereto.

(e)               As soon as possible and in any event within 30 days after receipt by the Parent, a copy of (i) any notice or claim to the effect that the Parent or any of its Restricted Subsidiaries is or may be liable to any Person as a result of the release by the Parent, any of its Restricted Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Parent or any of its Restricted Subsidiaries, which, in either case, could reasonably be expected to exceed $25,000,000.

(f)                Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished, provided that, if such statements and reports are readily available on-line through EDGAR and Parent shall have notified the Administrative Agent in writing that such registration statements or reports are so available, Parent shall not be obligated to furnish copies of such documents.

(g)               Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Restricted Subsidiaries files with the SEC, provided that, if such registration statements and reports are readily available on-line through EDGAR and Parent shall have notified the Lenders in writing that such registration statements or reports are so available, Parent shall not be obligated to furnish copies of such documents.

(h)               Such other information (including non financial information) as the Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, information requested in order for the Administrative Agent or any Lender to comply with the USA Patriot Act.

6.2            Use of Proceeds.  The Parent will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, capital expenditures, acquisitions and other general corporate purposes (including share repurchases); provided that no proceeds of any Credit Extension to any EDC Permitted Borrower shall be contributed or loaned by such EDC Permitted Borrower to any Borrower that is not an EDC Permitted Borrower.  Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (a) to purchase or carry any “margin stock” (as defined in Regulation U) in any manner that would result in any violation by any Person (including any Lender, any Arranger or the Administrative Agent) of Regulation U or (b) for any purpose which would violate any Sanctions.   Notwithstanding anything in this Section 6.2 to the contrary, the terms of this Section 6.2 shall not restrict the Parent and its Subsidiaries from continuing to use the pool of funds treasury management approach that they have used on a consistent basis during the 12 months immediately prior to the Closing Date and any funds advanced by EDC to an EDC  Permitted Borrower which become part of the pool of funds allocated from time to time among the Parent and its Subsidiaries using this pool of funds treasury management approach shall be deemed to have been applied to a permitted use.

6.3           Notice of Default.  The Parent will, and will cause each Restricted Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4           Conduct of Business.  The Parent will, and will cause each Borrowing Subsidiary to, continue to operate its core business in the oil field service industry and in other reasonably related industries and carry on and conduct its business in substantially the same manner as it is presently conducted and do all things necessary to maintain in full force and effect its legal existence and the requisite rights, franchises and authority material to the conduct of the business of Parent and its Restricted Subsidiaries, taken as a whole; provided that Restricted Subsidiaries may enter into mergers permitted by Section 6.12 and may (other than in the case of Borrowing Subsidiaries) be liquidated if such liquidation may not reasonably be expected to have a Material Adverse Effect.

6.5           Taxes.  The Parent will, and will cause each Restricted Subsidiary to, timely file all U.S. federal income and other material tax returns required by law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) where the failure to do so could not (in the aggregate for all such failures) reasonably be expected to have a Material Adverse Effect.

6.6           Insurance.  The Parent will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts (after giving effect to any self-insurance which the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business) and covering such risks as is consistent with sound business practice, and the Parent will furnish to any Lender upon request a summary of the insurance carried.

6.7           Compliance with Laws.  The Parent will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect or for which the compliance is being contested in good faith by appropriate proceedings.

6.8           Maintenance of Properties.  The Parent will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9           Inspection.  The Parent will, and will cause each Restricted Subsidiary to, permit the Administrative Agent, by its representatives and agents, to inspect any of the Property, books and financial records of the Parent and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Parent and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate  The Administrative Agent shall give the Parent three (3) Business Days’ notice of each such inspection, shall schedule such inspections during normal business hours, shall conduct the inspection in a manner that does not unreasonably and materially interfere with the business operations of the Parent and its Restricted Subsidiaries, and if no Default has occurred and is continuing, shall conduct no more than one inspection during each calendar year.  When no Default has occurred and is continuing, any such inspection or examination shall be at the Administrative Agent’s cost and expense.  When a Default has occurred and is continuing, any such inspection or examination shall be at the Parent’s cost and expense.

6.10       [Reserved].

6.11       Subsidiary Indebtedness.  The Parent will not permit any Restricted Subsidiary to create, incur or suffer to exist any Indebtedness, except:

(a)                the Obligations;

(b)                Indebtedness of any Restricted Subsidiary to the Parent or any other Restricted Subsidiary;

(c)                Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Restricted Subsidiary and was not incurred in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(d)               any refunding or refinancing of any Indebtedness referred to in clause (c) above; provided that the amount of such Indebtedness is not increased (plus the amount of any accrued but unpaid interest thereon and reasonable premium, fees and expenses incurred in connection with such refunding or refinancing);

(e)                Indebtedness of any Restricted Subsidiary that has guaranteed the Obligations pursuant to a guarantee agreement that is an unlimited guaranty of payment and otherwise substantially similar to the Guaranty; and

(f)               other Indebtedness in an aggregate principal amount not exceeding (when created, incurred or assumed) 20% of Consolidated Net Worth at such time.

For purposes of this Section 6.11, Indebtedness of Restricted Subsidiaries shall include Recourse Debt of any Unrestricted Subsidiary to the extent such Indebtedness is recourse to a Restricted Subsidiary.

6.12        Merger.  The Parent will not, nor will it permit any Restricted Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Restricted Subsidiary may merge into the Parent or any Restricted Subsidiary of the Parent and (b) the Parent or any Restricted Subsidiary may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists, (ii) in the case of a merger or a consolidation involving the Parent, the Parent is the continuing or surviving corporation, and (iii) in the case of a merger or a consolidation involving a Borrowing Subsidiary, if such Restricted Subsidiary is not the continuing or surviving entity, then the continuing or surviving entity has agreed in writing to assume the obligations of such Restricted Subsidiary under the Loan Documents.

6.13       Sale of Assets.  Neither the Parent nor any Restricted Subsidiary shall, directly or indirectly, in one transaction or a series of transactions, sell, transfer or otherwise dispose of all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole.

6.14       [Reserved].

6.15        Liens.  The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Lien in, of or on the Property of the Parent or any of its Restricted Subsidiaries, except:

(a)                Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b)                Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c)                Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)               Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the value of the same or interfere with the use thereof in the business of any Borrower or its Restricted Subsidiaries.

(e)                Liens existing on the date hereof and described in Schedule 3.

(f)                 Liens in the form of cash collateral in an aggregate outstanding amount not at any time exceeding $500,000,000 securing the obligations of any Person in respect of commercial letters of credit, standby letters of credit, bankers’ acceptances and bank guaranties, in each case, which support performance obligations.

(g)               Liens in the form of deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety and appeal bonds, warranty bonds, performance bonds, completion or performance guaranties and other obligations of a like nature.

(h)               Judgment Liens in respect of judgments that do not constitute a Default under Section 7.9.

(i)               Banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions.

(j)                 Liens existing on any Property prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien shall not apply to any other Property of the Parent or any other Restricted Subsidiary.

(k)                Liens on the equity interests of Unrestricted Subsidiaries securing obligations of any Unrestricted Subsidiaries.

(l)               Liens other than those permitted by subsections (a) through (k) above securing Indebtedness or other obligations not exceeding (when created, incurred or assumed) in the aggregate 15% of Consolidated Net Worth.

6.16       Affiliates.  The Parent will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) pursuant to the reasonable requirements of the Parent’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent or such Restricted Subsidiary than any Borrower or such Restricted Subsidiary would obtain in a comparable arms length transaction, (b) transactions between and among the Parent and its Restricted Subsidiaries and (c) transactions entered into with Unrestricted Subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Parent and the Restricted Subsidiaries, taking into account the totality of the relationship between the Parent and the Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other (it being understood that the provision of services at cost shall be considered fair and reasonable).

6.17        Environmental Matters.  The Parent will, and will cause each Restricted Subsidiary to, (a) conduct its business so as to comply with all applicable material Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any applicable material Environmental Law, except where failure to comply or take action could not reasonably be expected to have a Material Adverse Effect and (b) establish and maintain a management system designed to ensure compliance with applicable material Environmental Laws and minimize financial and other risks to the Parent and each Restricted Subsidiary arising under applicable material Environmental Laws or as the result of environmentally related injuries to Persons or Property.

6.18        Restrictions on Material Subsidiary Payments.  The Parent shall not, nor shall it permit any Restricted Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the ability of any Material Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Parent, or (c) repay loans or advances from the Parent; provided that the foregoing limitations shall not apply to prohibitions or restrictions (i) that were existing at the time such Restricted Subsidiary was acquired by the Parent or any Restricted Subsidiary, were not created in contemplation of such acquisition, and are applicable only to such acquired Person and the Property and/or equity interests of such Person, (ii) contained in any agreement relating to the disposition of a Restricted Subsidiary, restricting such payments and advances by such Subsidiary pending its disposition or (iii) which could not reasonably be expected to materially impair the ability of the Borrowers, taken as a whole, to perform their monetary obligations hereunder; provided, however, that at no time shall the Material Subsidiaries subject to any restrictions permitted pursuant to this clause (iii) hold or constitute, in the aggregate, 20% or more of either the Parent’s consolidated assets as at the last day of, or Consolidated EBITDA for the period of four fiscal quarters most recently ended at the last day of, the most recent fiscal quarter for which the consolidated financial statements of the Parent are available at the time.

6.19        ERISA Compliance.  With respect to any Plan, neither the Parent nor any Subsidiary shall (a) fail to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (b) permit the occurrence of any Termination Event which could result in a liability to any Borrower or any other member of the Controlled Group in excess of $100,000,000; (c) become an “employer” (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a “substantial employer” (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan under circumstances such that withdrawal from such Multiemployer Plan could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Parent or its ability to perform its obligations under this Agreement, the Guaranty or any other material Loan Document; or (d) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan, in each case, which could result in liability to any Borrower or any other member of a Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.20        Total Debt to Total Capitalization Ratio.  The Parent, on a consolidated basis with the Restricted Subsidiaries, shall not permit the ratio of Total Debt to Total Capitalization to be greater than 60% at any time.

ARTICLE VII
DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1           Any representation or warranty made or deemed made by or on behalf of the Parent or any Material Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate delivered in connection with this Agreement or any other Loan Document shall be materially false on the date such representation or warranty is made or deemed made.

7.2           Nonpayment of (a) principal of any Loan (other than a Swing Line Loan) when due, (b) principal of any Swing Line Loan (i) within five Business Days of when due if the Available Aggregate Commitments on the date such principal payment is due is greater than or equal to the principal amount so due or (ii) when due if the Available Aggregate Commitments is less than the principal amount so due, (c) nonpayment of interest upon any Loan or of any Commitment Fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due, or (d) nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due.

7.3           The breach by any of the Borrowers of any of the terms or provisions of Sections 6.2, 6.3 (to the extent relating to the notice of a Default or Unmatured Default), 6.11, 6.12, 6.13, 6.15, 6.16, 6.18 and  6.20.

7.4           The breach by any of the Borrowers (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after receipt by the Parent of written notice from the Administrative Agent or any Lender.

7.5           (a)                      Failure of the Parent or any Material Subsidiary to pay when due (beyond the applicable grace period with respect thereto, if any) any principal of or interest or premium on any Indebtedness aggregating in excess of $100,000,000 (“Material Indebtedness”); or (b) the default by the Parent or any Material Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event or condition is to cause such Material Indebtedness to become due prior to its stated maturity; or (c) any Material Indebtedness of the Parent or any Material Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or (d) the Parent or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that this Section 7.5 shall not apply to (y) a voluntary sale or disposition of any Property or asset that secures Material Indebtedness if such Material Indebtedness (or any portion thereof that becomes due as a result of such sale or disposition) is promptly paid and (z) any event or condition that causes such Material Indebtedness to become due prior to its stated maturity, or to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof, if such event or condition is in the nature of a mandatory prepayment requirement for asset sales, debt incurrences, equity issuances, excess cash flow, insurance proceeds or extraordinary receipts.

7.6           The Parent or any Material Subsidiary shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying, or file an answer admitting, the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set out in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7           Without the application, approval or consent of the Parent or any Material Subsidiary a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or any Material Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Parent or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8           Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Parent and its Material Subsidiaries which, when taken together with all other Property of the Parent and its Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9           The Parent or any Material Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $100,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10        The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000,000 or any Reportable Event that could reasonably be expected to have a Material Adverse Effect shall occur in connection with any Plan.

7.11        The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000,000 or requires payments exceeding $25,000,000 per annum.

7.12       The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of any Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000,000.

7.13        The Parent or any of its Restricted Subsidiaries shall (a) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Restricted Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (b) violate any Environmental Law, which, in the case of an event described in clause (a) or clause (b), could reasonably be expected to have a Material Adverse Effect.

7.14        Any Change in Control shall occur.

7.15       The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Parent shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or the Parent shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1            Acceleration; Facility LC Collateral Account.  (a) If any Default described in Section 7.6 or Section 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and each Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent all Obligations then due and payable with respect to such Borrower and an amount determined as set forth below in immediately available funds, which funds shall be held in the Facility LC Collateral Account.  The Administrative Agent shall determine the difference of (i) the amount of LC Obligations at such time (other than LC Obligations with respect to Bank Guaranties) plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs then outstanding, less (ii) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).  The Borrowers will pay to the Administrative Agent, for deposit in the Facility LC Collateral Account, either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent.  If any Default other than a Default under Section 7.6 or Section 7.7 exists and is continuing, the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) may (A) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each of the Borrowers hereby expressly waives, and (B) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon demand (and without any further notice or act), pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(b)               If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero (whether on account of currency exchange rate fluctuations or otherwise), the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable (as determined by the Administrative Agent) Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(c)               So long as any Facility LC is outstanding, amounts deposited in the Facility LC Collateral Account, if any, shall only be applied by the Administrative Agent to the payment of Reimbursement Obligations and LC Fees that are due and payable.  If no Facility LC remains outstanding, and the Facility Termination Date has occurred or a Default is continuing, the Administrative Agent may apply the remaining amounts deposited in the Facility LC Collateral Account, if any, to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuers under the Loan Documents.  If, following the deposit of cash collateral pursuant to this Section 8.1, all Defaults are cured or waived and no Default is continuing, the remaining amounts deposited in the Facility LC Collateral Account, if any, shall be returned to the Borrowers to the extent such cash collateral is not otherwise expressly required under the terms of this Agreement.

(d)             At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

(e)                If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and the power of LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due have been obtained or entered, the Required Lenders (in their sole discretion) so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination and the Administrative Agent shall promptly release all or part of the cash collateral, as applicable, to the Borrowers to the extent such cash collateral is not otherwise required under the terms of this Agreement.

(f)                 Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall make payments with respect to any Obligations of the Parent or provide any Collateral Shortfall Amount or any funds held in the Facility LC Collateral Account for such Borrowing Subsidiary to satisfy any Obligations of the Parent.

8.2           Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Reimbursement Obligation or (subject to Section 2.13) reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby, (iv) change Section 11.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or any substantial portion of any cash collateral provided pursuant to this Agreement (other than in accordance with the terms of this Agreement), or waive the Borrowers’ obligation to provide cash collateral pursuant to Section 2.26.11, without the prior written consent of each Lender or (vii) change the third sentence of Section 2.26.1 in a manner that would permit the expiry date of an “evergreen” Facility LC to extend more than 12 months beyond the respective Commitment Maturity Date; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document (and any amendment, waiver, consent or any other Loan Document which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), nor shall a Defaulting Lender’s vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan owed to such Defaulting Lender reduced or the final maturity thereof extended, without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification changing the voting rights of a Defaulting Lender shall require the consent of such Defaulting Lender.

8.3           Preservation of Rights.  No failure or delay by the Administrative Agent, any LC Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each LC Issuer and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Facility LC shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Unmatured Default at the time.

ARTICLE IX
GENERAL PROVISIONS

9.1           Survival of Representations.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Facility LC, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any LC Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Facility LC is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 3.1, 3.4, 3.5 and 9.6 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility LCs and the Commitments or the termination of this Agreement or any provision hereof.

9.2           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to any Borrower in violation of (a) any limitation or prohibition provided by any applicable statute or regulation, or (b) any order, judgment or decree of any Governmental Authority or arbitrator that enjoins or restrains such LC Issuer or Lender from issuing Facility LCs or making Advances (as the case may be).

9.3           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than any fee letter entered into with the Administrative Agent or the Arrangers.

9.5           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent, the European Administrative Agent and/or the Canadian Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6 and 9.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6           Expenses; Indemnification.  (a) The Parent shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender, including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any LC Issuer or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the enforcement or protection of its rights with respect to any Loans made hereunder and/or any Facility LC issued hereunder, including its rights under this Section, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Facility LCs.

(b)              Each of the Borrowers shall indemnify the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arrangers, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Facility LC or the use of the proceeds therefrom (including any refusal by any LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or a Related Party of such Indemnitee or (y) a material breach by such Indemnitee or any Related Party of such Indemnitee of its obligations under this Agreement.

(c)               To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender in its capacity as such.

(d)          To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the indemnity and reimbursement obligations to the extent set forth in clauses (a), (b) or (c) above.

(e)               All amounts due under this Section shall be payable promptly after written demand therefor.

(f)                Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall pay any losses, claims, damages, liabilities, expenses or other Obligations of the Parent.

9.7           Numbers of Documents.  All statements, notices, closing documents and requests hereunder shall be furnished to the Administrative Agent and, to the extent requested by the Administrative Agent, with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8           Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that, any calculation or determination which is to be made on a consolidated basis shall be made for the Parent and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower’s audited financial statements, and adjustments shall be made as provided herein with respect to Unrestricted Subsidiaries.  If at any time any change in generally accepted accounting principles or the application thereof would affect the computation of any financial ratio or requirement, or any other terms, set out in any Loan Document, and the Parent shall so request, Administrative Agent, Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement or other terms to preserve the original intent thereof in light of such change in generally accepted accounting principles (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement or terms shall continue to be computed or determined in the same manner as it was computed or determined prior to such change.  For purposes of the definitions of “Capitalized Lease” and “Capitalized Lease Obligations” and determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to Agreement Accounting Principles resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal (including Accounting Standards Update (ASU) Leases (Topic 842) issued May 16, 2013).

9.9           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10        Nonliability of Lenders.  The relationship between each of the Borrowers on the one hand and the Lenders, the LC Issuers, the European Administrative Agent, the Canadian Administrative Agent and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arrangers, any LC Issuer nor any Lender shall have any fiduciary responsibilities to any Borrower.  None of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Arranger, any LC Issuer or any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower’s business or operations.  Each of the Borrowers agrees that none of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Arranger, any LC Issuer or any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (x) the gross negligence or willful misconduct of the party from which recovery is sought or (y) a material breach by the party from whom recovery is sought of its obligations under this Agreement.

9.11       Confidentiality.  (a) Each of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative or credit insurance or re-insurance transaction relating to any Borrower and its obligations, (vii) with the consent of the Parent or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis from a source other than a Borrower.  For the purposes of this Section, “Information” means all information received from a Borrower relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis prior to disclosure by a Borrower and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)              EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.11(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE PARENT AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)              ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE PARENT OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE PARENT AND ITS RELATED PARTIES OR ITS SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE PARENT AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.12        Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

9.13       Disclosure.  Each of the Borrowers and each Lender hereby (a) acknowledge and agree that Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates and (b) waive any liability of Administrative Agent or such Affiliate to any Borrower or any Lender, respectively, arising out of resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Administrative Agent or its Affiliates.

9.14        USA PATRIOT Act Notice.  Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identified each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the USA Patriot Act.

9.15        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.16        Authorization to Distribute Certain Materials to Public-Siders.  If no Borrower files this Agreement with the SEC, then each Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. Each Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Borrowers’ respective securities while in possession of the Loan Documents.

9.17        Restatement.  This Agreement amends and restates the Existing Agreement in its entirety.  Each Borrower hereby agrees that (a) the Indebtedness outstanding under the Existing Agreement and the Loan Documents (as defined in the Existing Agreement; together with the Existing Agreement, the “Existing Loan Documents”) shall be deemed to be outstanding under and governed by this Agreement and (b) all accrued and unpaid interest, Commitment Fees, Usage Fees (as defined in the Existing Agreement) and LC Fees through the Closing Date under the Existing Loan Documents shall be payable as provided in Section 4.1.2(c) hereof.  Each Borrower hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Existing Loan Documents.

9.18        Reallocations of and Changes to Commitments.

(a)               Reallocations of and Changes to Commitments; New Lender(s).  The Lenders agree among themselves to reallocate their respective outstanding Revolving Loans, if any, and Commitments under the Existing Agreement to, among other things, (a) permit one or more of the Lenders to increase or decrease, as applicable, their respective Commitments under the Existing Agreement (each, a “Changing Lender”), and (b) allow certain additional Persons to become parties to this Agreement, each as a Lender (each, a “New Lender”) by acquiring an interest in the Commitments.  In addition, certain lenders under the Existing Agreement (each, a “Departing Lender”) desire to assign all of their rights and obligations as a lender under the Existing Agreement to the other Lenders and to not be a party to this Agreement.

(b)             Assignment by Certain Lenders.  Each of the Administrative Agent, the Swing Line Lenders, the LC Issuers and the Borrowers consents to (a) the reallocation of the Commitments as set forth on the Commitment Schedule, (b) the reallocation of the outstanding Loans, if any, in accordance with each Lender’s Commitment as set forth on the Commitment Schedule, (c) the increase or decrease, as applicable, in each Changing Lender’s Commitment as set forth on the Commitment Schedule, (d) each Departing Lender’s assignment of its rights and obligations under the Existing Agreement to the Changing Lenders and the New Lenders, to the extent needed to achieve the Commitment levels set forth on the Commitment Schedule, and (e) each New Lender’s acquisition of an interest in the Commitments as set forth on the Commitment Schedule.  On the Closing Date and after giving effect to such reallocation and increase or decrease, as applicable, of the Commitments, the Commitment of each Lender shall be as set forth on the Commitment Schedule and the Commitment of each Departing Lender shall terminate.

(c)              Assignment Terms.  The reallocation of the Commitments among the Lenders (including the New Lenders), including the assignment by the Departing Lenders of rights and obligations under the Existing Agreement to the Lenders, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit C to this Agreement as if such Lenders and the Departing Lenders had executed an Assignment and Assumption with respect to such reallocation.  The Administrative Agent hereby waives the processing and recordation fees set forth in Section 12.1(b)(ii)(C) of this Agreement with respect to the assignments and reallocations contemplated by this Section 9.18(c).

ARTICLE X
THE ADMINISTRATIVE AGENT

Each of the Lenders and each LC Issuer hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  Each of the European Administrative Agent and the Canadian Administrative Agent shall be deemed to be a sub-agent of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Article X.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the LC Issuers and the Parent.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor which, if no Default under Sections 7.2, 7.6 or 7.7 exists, is approved by the Parent (which approval will not be unreasonably withheld).  If no successor shall have been so appointed by the Required Lenders (and if applicable, approved by the Parent) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Neither any of the Lenders identified in this Agreement as a “co-agent” nor any Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

ARTICLE XI
SETOFF; RATABLE PAYMENTS

11.1        Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  If any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2        Ratable Payments; Sharing of Setoffs.  (5) If at any time insufficient funds are received by and available to the Administrative Agent, the European Administrative Agent and/or the Canadian Administrative Agent, as applicable, to pay fully all amounts of principal, unreimbursed Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Reimbursement Obligations then due to such parties.

(b)                If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Obligations and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Obligations to any assignee or participant, other than to a Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)         the Parent, provided that the Parent shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Parent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing, any other assignee;

(B)             the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment or an Affiliate of such Lender;

(C)              each LC Issuer; and

(D)             each Swing Line Lender.

(ii)          Assignments shall be subject to the following additional conditions:

(A)             except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, provided that the Parent shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no such consent of the Parent shall be required if a Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing;

(B)             each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)             the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000; provided that the Administrative Agent may, in its sole discretion, elect to waive such fee;

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)         no such assignment shall be made (x) to the Parent or any of the Parent’s Affiliates or Subsidiaries, or (y) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) to a natural person;

(F)         in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility LCs and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and

(G)             in the case of an assignment by EDC of all or a portion of its Commitment and Loans, the Commitment of the assignee shall constitute a Commitment (All Borrowers), and any necessary adjustments (including prepayment of outstanding Loans outstanding on the effective date of such assignment and the making of new Advances) shall be made so that, after giving effect to such assignment (i) each Lender shall participate in any outstanding Facility LCs (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share after giving effect to such assignment and (ii) each Advance outstanding hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with each Lender’s Pro Rata Share after giving effect to such assignment.

For the purposes of this Section 12.1(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)      Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 9.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)      The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the LC Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5.1(d), 2.5.3(d), 2.21, 2.26.5, 2.26.10, or 9.6(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                (i)       Any Lender may, without the consent of the Parent, the Administrative Agent, any LC Issuer or any Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the LC Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.2 that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent. A Participant that acquires an interest in the Obligations of any Borrower shall not be entitled to the benefits of Section 3.5 unless such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 3.5(f) and (g) as though it were a Lender (it being understood the documentation required under Section 3.5(f) shall be delivered to the selling Lender and the information and documentation required under Section 3.5(g) shall be delivered to the applicable Borrower and the Administrative Agent).

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2      Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or eligible assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Parent and its Restricted Subsidiaries, including without limitation any information contained in any audit reports pertaining to the Parent’s and its Subsidiaries’ assets for internal use by the Administrative Agent from information furnished to it by or on behalf of the Parent after the Administrative Agent has exercised its right of inspection pursuant to this Agreement; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII
NOTICES

13.1     Notices. (a)  Except as otherwise permitted by Section 2.17 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to such party: in the case of any Borrower, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent at its address or facsimile number set out on the signature pages hereof, in the case of any Lender, at its address or facsimile number set out in its Administrative Questionnaire or in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and any Borrower in accordance with the provisions of this Section 13.1. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent and the Parent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(b)               Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the LC Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(c)              Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any LC Issuer or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any LC Issuer by means of electronic communications pursuant to this Section, including through an Electronic System.

13.2     Change of Address. Any Borrower, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV
COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XV
LIMITATION ON BORROWING SUBSIDIARIES

Notwithstanding anything in this Agreement to the contrary, (i) no Borrowing Subsidiary shall be liable hereunder or provide credit support or collateral for any of the Loans made to, or any other Obligations incurred by, the Parent and (ii) no amounts paid or payable by or on behalf of any Borrowing Subsidiary (whether through payment, credit, setoff, funds from the Facility LC Collateral Account or otherwise), in each case, shall be used (or deemed to be used) to satisfy any of the Loans made to, or any other Obligations, incurred by, the Parent.

ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1     CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

16.2      CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PERSON ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERTO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(b)               EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)              EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16.3   WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE EUROPEAN ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ H. Keith Jennings
H. Keith Jennings
Vice President and Treasurer

Address:	1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention:	H. Keith Jennings
Telephone:	(713) 513-3336
Telecopy:	(713) 513-3355
E-mail:	Keith.Jennings@c-a-m.com

CAMERON (SINGAPORE) PTE. LTD.
CAMERON CANADA CORPORATION
CAMERON LUX V S.À R.L.
CAMERON FLOW CONTROL TECHNOLOGY GMBH
CAMERON PETROLEUM (UK) LIMITED

By:	/s/ H. Keith Jennings
H. Keith Jennings
Attorney-in-fact

Address:	1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention:	H. Keith Jennings
Telephone:	(713) 513-3336
Telecopy:	(713) 513-3355
E-mail:	Keith.Jennings@c-a-m.com

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A.
individually, as Administrative Agent, and as an LC Issuer

By:	/s/ Debra Hrelja
Debra Hrelja
Vice President

Address:	712 Main Street, 12th Floor
Mail Code TX2N086
Houston, Texas 77002
Attention:	Debra Hrelja
Telephone:	(713) 216-4039
Telecopy:	(713) 216-8870

Signature Page to Credit Agreement

UK Swing Line Commitment:	J.P. MORGAN EUROPE LIMITED, as European Administrative Agent and UK Swing Line Lender
$35,000,000

	By:	/s/ Roger J. Fleischmann, Jr.
Roger J. Fleischmann, Jr.
Managing Director

Address:	125 London Wall
London, England EC2Y 5AJ
Attention:	Agency
Telephone:	44 207 777 2360
Telecopy:	44 207 777 2352/2355

Signature Page to Credit Agreement

Canadian Swing Line Commitment:	JPMORGAN CHASE BANK, N.A.,
$15,000,000	TORONTO BRANCH, as Canadian Administrative Agent and Canadian Swing Line Lender

	By:	/s/ Debra Hrelja
Debra Hrelja
Vice President

Address:	200 Bay Street, Royal Bank Plaza
South Tower, Suite 1800
Toronto, Ontario M5J 2J2
Attention:	Indrani Lazarus
Telephone:	(416) 981-9218
Telecopy:	(416) 981-9279

Signature Page to Credit Agreement

CITIBANK, N.A.

By:	/s/ Rob Malleck
Rob Malleck
Vice President

Address:	811 Main Street, Suite 4000
Houston, Texas 77002
Attention:	Rob Malleck
Telephone:	(713) 821-4746
Telecopy:	(646) 291-1688

Signature Page to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

Address:	Eleven Madison Avenue
New York, NY 10010
Attention:	Nupar Kumar/Meredith Dickinson
Telephone:	212-538-4044 / 212-538-1236
Telecopy:	646-935-8518 / 917-326-2794

Signature Page to Credit Agreement

EXPORT DEVELOPMENT CANADA

By:	/s/ Christopher Wilson
Name:	Christopher Wilson
Title:	Financing Manager

By:	/s/ Christiane de Billy
Name:	Christiane de Billy
Title:	Senior Financing Manager

Signature Page to Credit Agreement

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Address:	Morgan Stanley Bank, N.A.
One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, UT 84111

With a copy to
Morgan Stanley Loan Servicing
1300 Thames Street Wharf, 4th floor
Baltimore, MD 21231
Tel:	443-627-4335
Fax:	718-233-2140
msloanservicing@morganstanley.com

Signature Page to Credit Agreement

STANDARD CHARTERED BANK

By:	/s/ Steven Aloupis
Name:	Steven Aloupis A2388
Title:	Managing Director
Capital Markets

By:	/s/ Hsing H. Huang
Hsing H. Huang
Associate Director
Standard Chartered Bank NY

Address:	3 Riverway, Suite 1330
Houston, TX 77056
Attention:	Fon Ndikum
Telephone:	713-343-7779
Telecopy:	713-877-9129

Signature Page to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ James C. Day
Name:	James C. Day
Title:	Vice President

Address:	4400 Post Oak Parkway, 4th Floor
Houston, TX 77027
Attention:	James C. Day
Telephone:	713-232-1561
Telecopy:	713-693-7415

Signature Page to Credit Agreement

THE BANK OF TOKYO-MITSUIBISHI UFJ, LTD.

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Vice President

Address:	1251 Avenue of the Americas
New York, NY 10020
Attention:	Kevin Sparks
Telephone:	212-782-4369
Telecopy:	212-782-6440

Signature Page to Credit Agreement

DNB CAPITAL LLC

By:	/s/ Robert Dupree
Name:	Robert Dupree
Title:	Senior Vice President

By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Senior Vice President

Address:	200 Park Avenue, 31st Floor
New York, NY 10166
Attention:	Mita Zalavadia
Telephone:	212-681-3800
Telecopy:	212-681-3900

Signature Page to Credit Agreement

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	/s/ Henrik M. Steffensen
Name:	Henrik M. Steffensen
Title:	Executive Vice President

By:	/s/ Lars Christian Eriksen
Name:	Lars Christian Eriksen
Title:	Vice President

Address:
437 Madison Avenue
New York, NY 10022
Attention:	Lars Christian Eriksen
Telephone:	212 318 9314
Telecopy:	212 421 4420

Signature Page to Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	Senior Vice President

Address:	700 Louisiana, 8th Floor
Houston, TX 77002
Attention:	Adam Rose
Telephone:	713 247 7755
Telecopy:	713 247 7569

Signature Page to Credit Agreement

HSBC BANK USA, N.A.

By:	/s/ Steven Smith
Name:	Steven Smith
Title:	Director
#20290

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

UNICREDIT BANK AG, NEW YORK BRANCH

By:	/s/ Julien Tizorin
Name:	Julien Tizorin
Title:	Director

By:	/s/ Jeffrey B. Ferris
Name:	Jeffrey B. Ferris
Title:	Director

Address:	Moore House, 120 London Wall
London EC2Y 5ET, U.K.
Attention:	Han Nong
Telephone:	44 207 826 1491
Telecopy:	44 207 826 1489

Signature Page to Credit Agreement

PRICING SCHEDULE

Applicable Margin	Level I	Level II	Level III	Level IV	Level V
Undrawn Commitment Fee	8.0 bps	10.0 bps	12.5 bps	17.5 bps	22.5 bps
Eurocurrency Margin	87.5 bps	100.0 bps	125.0 bps	137.5 bps	150.0 bps
Alternate Base Rate Margin	0.0 bps	0.0 bps	25.0 bps	37.5 bps	50.0 bps
Financial Letter of Credit Fee	87.5 bps	100.0 bps	125.0 bps	137.5 bps	150.0 bps
Performance Letter of Credit Fee	43.75 bps	50.0 bps	62.5 bps	68.75 bps	75.0 bps
Documentary Letter of Credit Fee	21.875 bps	25.0 bps	31.25 bps	34.375 bps	37.5 bps

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the Parent’s Moody’s Rating is A2 or better or the Parent’s S&P Rating is A or better.

“Level II Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status and (ii) the Parent’s Moody’s Rating is A3 or better or the Parent’s S&P Rating is A- or better.

“Level III Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status or Level II Status and (ii) the Parent’s Moody’s Rating is Baa1 or better or the Parent’s S&P Rating is BBB+ or better.

“Level IV Status” exists at any date if, on such date, (i) the Parent has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Parent’s Moody’s Rating is Baa2 or better or the Parent’s S&P Rating is BBB or better.

“Level V Status” exists at any date if, on such date, the Parent has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Parent’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Parent’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

Pricing Schedule to Credit Agreement

The Applicable Margin, LC Fees and Commitment Fees shall be determined in accordance with the foregoing table based on the Parent’s Status as determined by the then-current Moody’s and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Parent has neither a Moody’s Rating nor an S&P Rating, then such pricing level as may be agreed by the Parent, the Administrative Agent, and the Lenders, shall exist. If the credit ratings from Moody’s and S&P fall within different categories, the Applicable Margin and Applicable Fee Rate shall be based on the higher of the two ratings unless the lower rating is two or more levels below the higher rating, in which case the rating which is one level above the lower rating will apply. If at any time the Parent has only a single rating from either Moody’s or S&P, then the Applicable Margin and Applicable Fee Rate shall be based on the sole remaining rating.

Pricing Schedule to Credit Agreement

COMMITMENT SCHEDULE

Lender	Commitment	Commitment Maturity Date	Jurisdiction of Tax Residence of Lender and HMRC DT Passport Scheme Reference Number (if applicable)
JPMorgan Chase Bank, N.A.	$100,000,000.00	May 14, 2020
Citibank, N.A.	$90,000,000.00	May 14, 2020
Credit Suisse AG, Cayman Islands Branch	$90,000,000.00	May 14, 2020
Export Development Canada	$75,000,000.00	May 14, 2020
Morgan Stanley Bank, N.A.	$75,000,000.00	May 14, 2020
Standard Chartered Bank	$75,000,000.00	May 14, 2020
Amegy Bank National Association	$50,000,000.00	May 14, 2020
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$40,000,000.00	May 14, 2020
DNB Capital LLC	$40,000,000.00	May 14, 2020	USA; N/A1
Nordea Bank Finland Plc, New York Branch	$40,000,000.00	May 14, 2020
Bank of America, N.A.	$25,000,000.00	May 14, 2020
HSBC Bank USA, N.A.	$25,000,000.00	May 14, 2020
UniCredit Bank AG, New York Branch	$25,000,000.00	May 14, 2020
TOTAL COMMITMENTS:	$750,000,000.00

1 DNB Bank, ASA Grand Cayman Branch may act as Lending Installation for Advances to a UK Borrower. Its jurisdiction of tax residence is Norway and its HMRC DT Passport Scheme Number is 58/D/305668/DTTP.

Commitment Schedule to Credit Agreement

EXHIBIT A-1

[Reserved]

Exhibit A-1 to Credit Agreement

EXHIBIT A-2

[Reserved]

Exhibit A-2 to Credit Agreement

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”), among Cameron International Corporation (the “Parent”), Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as an LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN THE CAPACITY OF ______________ OF THE PARENT AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1.                                  I am the duly elected ____________________ of the Parent;

2.                                 I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;

3.                               The examinations described in Section 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default that occurred and is continuing as of the date of this Certificate, except as set out below; and

4.                               Schedule I attached hereto sets forth financial data and computations evidencing the Parent’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, including reasonably detailed calculations by management reflecting the effect on the financial statements furnished hereunder of excluding Unrestricted Subsidiaries.

5.                              With respect to the determination of the interest rates to be paid for Advances, the LC Fee rates and the Commitment Fee rates, with effect on the fifth day following the delivery hereof, Level [___] Status (as defined in the Pricing Schedule) exists as of the date hereof.

6.                                Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to Section 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

7.                                 (a)The [quarterly] [annual] financial statements required to be furnished by Parent under Section 6.1[(a)(i)][(b)(i)] of the Agreement are available on-line through EDGAR.

Exhibit B to Credit Agreement

(b) The [quarterly] [annual] financial statements required to be furnished by Parent under Section 6.1[(a)(ii)][(b)(ii)] of the Agreement are attached as Schedule III hereto. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Unrestricted Subsidiaries on a combined consolidated basis in accordance with Agreement Accounting Principles, subject only to [normal year end adjustments and] the absence of inapplicable footnotes.

The foregoing certifications, together with the computations set out in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of ___________ __, 20__.

[Signature page follows]

Exhibit B to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in the capacity of ______________ of the Parent, and not in an individual capacity, as of the date set forth above.

CAMERON INTERNATIONAL CORPORATION

By:
Name:
Title:

Exhibit B to Credit Agreement

SCHEDULE I
TO COMPLIANCE CERTIFICATE

Compliance as of __________ ___, 20__ with
Provisions of Sections 6.20 of the Agreement

Exhibit B to Credit Agreement

SCHEDULE II
TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

Exhibit B to Credit Agreement

SCHEDULE III
TO COMPLIANCE CERTIFICATE

Quarterly/Annual Financial Statements of the Unrestricted Subsidiaries

Exhibit B to Credit Agreement

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT2

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund (as defined in Section 12.1 of the Credit Agreement) of [identify Lender]3]

3 Select as applicable.

Exhibit C to Credit Agreement

3.	Borrower(s): Cameron International Corporation, and certain Borrowing Subsidiaries

4.	Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Amended and Restated Credit Agreement dated as of May 14, 2015 among Cameron International Corporation, as Parent, the other Borrowers named therein, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto (as amended, restated, modified, extended or supplemented from time to time)

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]	Commitment Maturity Date of Assigned Commitment/Loans
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit C to Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE:
[NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and][5] Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By:
Name:
Title:
[Consented to:][6]
[NAME OF RELEVANT PARTY]
By:
Name:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the Parent and/or other parties (e.g. Swing Line Lenders, LC Issuers) is required by the terms of the Credit Agreement.

Exhibit C to Credit Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

7.                            Representations and Warranties.

1.1            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is not a U.S. Person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

8.                           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit C to Credit Agreement

9.                          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C to Credit Agreement

EXHIBIT D
FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, N.A.,

as Administrative Agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the “Canadian Administrative Agent”), and J.P. Morgan Europe Limited, as European Administrative Agent (the “European Administrative Agent”) under the Credit Agreement Described Below.

Re:	Amended and Restated Credit Agreement dated May 14, 2015 (as the same may be amended or modified, the “Credit Agreement”), among Cameron International Corporation, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the Lenders named therein, the LC Issuers and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Each of the Administrative Agent, the Canadian Administrative Agent and the European Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, of a specific written revocation of such instructions by any Borrower, provided that the Administrative Agent, the Canadian Administrative Agent and the European Administrative Agent may otherwise transfer funds as hereafter directed in writing by any Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

Exhibit D to Credit Agreement

EXHIBIT E
FORM OF NOTE
[Date]

For value received, [Cameron International Corporation] [Cameron (Singapore) Pte. Ltd.] [Cameron Canada Corporation] [Cameron Lux V S.à r.l.] [Cameron Flow Control Technology GmbH] [Cameron Petroleum (UK) Limited]7 (the “Borrower”), hereby promises to pay to ____________________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds in the manner and at times and locations specified in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set out in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on such Loans in full on the Commitment Maturity Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”), among the Borrower, [Cameron International Corporation] [Cameron (Singapore) Pte. Ltd.] [Cameron Canada Corporation] [Cameron Lux V S.à r.l.] [Cameron Flow Control Technology GmbH] [Cameron Petroleum (UK) Limited]8, as borrowers, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Credit Agreement, and reference is made to the Guaranty for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

Both principal and interest are payable at the times and locations specified in the Credit Agreement to JPMorgan Chase Bank, N.A., as Administrative Agent, in same day funds. The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

7 Applicable single Borrower to be named.

8 All other Borrowers (other than named Borrower above) to be listed.

Exhibit E to Credit Agreement

Notwithstanding all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest that, under applicable law, may be contracted for, charged or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement that more fully set out the limitations on how interest accrues hereon. The term “applicable law” as used in this Note shall mean the laws of the State of New York or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future. This Note shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

This Note is a registered note for U.S. federal income tax purposes. The Administrative Agent shall maintain a register in which it shall record the name of the Lender and no transfer shall be effective until such transfer is recorded on the register. Prior to the recordation in the register, the Borrower may treat the person in whose name this Note is registered as the Lender for the purpose of receiving payments and for all other purposes of this Note and the Credit Agreement.

[Signature appears on the following page]

Exhibit E to Credit Agreement

[CAMERON INTERNATIONAL
CORPORATION] [CAMERON
(SINGAPORE) PTE. LTD.] [CAMERON
CANADA CORPORATION] [CAMERON
LUX V S.À R.L.] [CAMERON FLOW
CONTROL TECHNOLOGY GMBH]
[CAMERON PETROLEUM (UK) LIMITED][9]
By:
Print Name:
Title:

9 Applicable single Borrower to be named.

Exhibit E to Credit Agreement

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit E to Credit Agreement

EXHIBIT F
FORM OF JOINDER AGREEMENT

Reference is made to the Amended and Restated Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation, a Delaware corporation (the “Parent”), the other borrowers named therein (together with the Parent, the “Borrowers”), the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Administrative Agent”) and as an LC Issuer. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. _________________________, a ____________________ (the “Borrowing Subsidiary”), hereby agrees with the Administrative Agent, the Lenders and the Borrowers as follows:

In accordance with Section 2.24 of the Credit Agreement, the Borrowing Subsidiary hereby (a) joins the Credit Agreement as a party thereto and shall have all the rights of a Borrower and assumes all the obligations of a Borrower under the Credit Agreement and the other Loan Documents to which the other Borrowing Subsidiaries are a party, (b) agrees to be bound by the provisions of the Credit Agreement or such other Loan Documents as if the Borrowing Subsidiary had been an original party to the Credit Agreement or such other Loan Documents, and (c) confirms that, after joining the Credit Agreement and the other Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the other Loan Documents with respect to the Borrowing Subsidiary are true and correct in all material respects as of the date of this Joinder Agreement and that no Default or Unmatured Default has occurred and is continuing.

The Borrowing Subsidiary shall cooperate with the Administrative Agent and the Lenders and execute such further instruments and documents as the Administrative Agent or the Lenders shall reasonably request to effect, to the reasonable satisfaction of the Administrative Agent and the Lenders, the purposes of this Joinder Agreement.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the ___ day of ________, 20__.

[BORROWING SUBSIDIARY]
By:
Print Name:
Title:

Exhibit F to Credit Agreement

EXHIBIT G
FORM OF GUARANTY

[See attached.]

Exhibit G to Credit Agreement

AMENDED AND RESTATED GUARANTY

This Amended and Restated Guaranty is made as of May 14, 2015 (“Guaranty”), by Cameron International Corporation, a Delaware corporation (the “Guarantor”), in favor of the Administrative Agent, the LC Issuers (as hereinafter defined) and the Lenders (as hereinafter defined) (collectively, the “Guaranteed Parties”).

R E C I T A L S:

A.                    The Guarantor, Cameron Petroleum (UK) Limited (the “UK Borrower”), Cameron Flow Control Technology GmbH (the “German Borrower”), Cameron (Singapore) Pte. Ltd. (the “Singapore Borrower”), Cameron Canada Corporation (the “Canadian Borrower”), Cameron Lux V S.à r.l. (the “Luxembourg Borrower”), the financial institutions named therein (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and as an LC Issuer, have entered into a certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

B.                       The Guarantor is the parent of the UK Borrower, the German Borrower, the Singapore Borrower, the Canadian Borrower, the Luxembourg Borrower, any other Borrowing Subsidiary, and each Subsidiary at whose request any Facility LC is issued pursuant to the Credit Agreement, and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Administrative Agent, the LC Issuers and the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and such other Subsidiaries thereunder.

C.                The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders and the LC Issuers to extend credit to the Borrowing Subsidiaries pursuant to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and the LC Issuers to issue Facility LCs at the request of Subsidiaries, the Guarantor hereby agrees as follows:

1.                        The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, each Borrowing Subsidiary and (b) all other amounts from time to time owing to the Guaranteed Parties by each Borrowing Subsidiary and each other Subsidiary under the Credit Agreement, the Notes and the other Loan Documents, including without limitation all “Obligations” (as defined in the Credit Agreement) of the Borrowing Subsidiaries and the other Subsidiaries (collectively, the “Guaranteed Debt”). This is a guaranty of payment, not a guaranty of collection.

Exhibit G to Credit Agreement

2.                        The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrowing Subsidiary or any other Subsidiary, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any Guaranteed Party to sue any Borrowing Subsidiary or any other Subsidiary, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

3.                       The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than payment in full, subject however to Section 6 hereof), reduction by setoff or counterclaim, or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Guaranteed Parties might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrowing Subsidiary or any other Subsidiary or the insolvency, bankruptcy or any other change in legal status of any Borrowing Subsidiary or any other Subsidiary; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrowing Subsidiary or any other Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrowing Subsidiary or any other Subsidiary or any other guarantor in connection herewith or with any unrelated transaction; (k) the Guaranteed Parties’ election, in any case or proceeding instituted under Chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrowing Subsidiary or any other Subsidiary, as debtor in possession, under Section 363 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Guaranteed Parties’ claims for repayment of the Guaranteed Debt under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor’s liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary or any other Subsidiary of the Guaranteed Debt in the manner agreed upon among the Guaranteed Parties and the Borrowing Subsidiaries or other Subsidiaries as applicable.

Exhibit G to Credit Agreement

4.                         Credit may be granted or continued from time to time by the Guaranteed Parties to any Borrowing Subsidiary or any other Subsidiary without notice to or authorization from the Guarantor regardless of such Borrowing Subsidiary’s or any other Subsidiary’s financial or other condition at the time of any such grant or continuation. No Guaranteed Party shall have an obligation to disclose or discuss with the Guarantor its assessment of the financial condition of any Borrowing Subsidiary or any other Subsidiary.

5.                        Until the payment in full of the Obligations and termination of all commitments which could give rise to any Obligation, the Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives, until such payment occurs, any right to enforce any remedy which any Guaranteed Party now have or may hereafter have against any Borrowing Subsidiary or any other Subsidiary, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives, until such payment occurs, any benefit of, and any right to participate in, any security or collateral given to the Guaranteed Parties to secure payment of the Guaranteed Debt or any part thereof or any other liability of any Borrowing Subsidiary or any other Subsidiary to the Guaranteed Parties.

6.                        In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy, administration or reorganization of any Borrowing Subsidiary or any other Subsidiary, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Guaranteed Parties. The Guarantor further agrees that, to the extent that any Borrowing Subsidiary or any other Subsidiary makes a payment or payments to any of the Guaranteed Parties on the Guaranteed Debt, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrowing Subsidiary or any other Subsidiary, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state, federal, or foreign law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

Exhibit G to Credit Agreement

7.                         No delay on the part of any Guaranteed Party in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guaranteed Parties of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Guaranteed Parties, except as expressly set forth in a writing duly signed and delivered on the Guaranteed Parties’ behalf by the Administrative Agent. The failure by the Guaranteed Parties at any time or times hereafter to require strict performance by any Borrowing Subsidiary or any other Subsidiary or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by any Borrowing Subsidiary or any other Subsidiary or the Guarantor and delivered to the Guaranteed Parties shall not waive, affect or diminish any right of the Guaranteed Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Guaranteed Parties, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Guaranteed Parties’ behalf by the Administrative Agent. No waiver by the Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Parties permitted hereunder shall in any way affect or impair the Guaranteed Parties’ rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrower to the Guaranteed Parties shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

8.                        Subject to the provisions of Section 6 hereof, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

9.                         In addition to and without limitation of any rights, powers or remedies of the Guaranteed Parties under applicable law, at any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Guaranteed Parties may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Guaranteed Parties to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Guaranteed Parties whether for deposit or otherwise.

10.                     The Guarantor agrees to pay all out-of-pocket costs, fees and expenses (including reasonable attorneys’ fees of the Guaranteed Parties) incurred by the Guaranteed Parties in collecting or enforcing the obligations of the Guarantor under this Guaranty.

11.                     This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Parties and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Participants, subject to the provisions of Section 12.1(c) of the Credit Agreement. All references herein to a Borrowing Subsidiary or any other Subsidiary shall be deemed to include its respective successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for such Borrowing Subsidiary or any other Subsidiary.

Exhibit G to Credit Agreement

12.                    THIS GUARANTY SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING BROUGHT BY THE GUARANTEED PARTIES ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR HEREBY AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PERSON TO BRING PROCEEDINGS WITH RESPECT TO THIS GUARANTY AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

13.              THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 12. THE GUARANTOR HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

14.                     THE GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE GUARANTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

15.                      EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, EACH OF THE GUARANTEED PARTIES, HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, EACH OF THE GUARANTEED PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Exhibit G to Credit Agreement

16.                      No term or provision of this Guaranty may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Administrative Agent acting at the direction of the Required Lenders.

17.                    Any provision in this Guaranty that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of the Guaranty are declared to be severable.

18.                      Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be made in accordance with, and at the address provided pursuant to, Article XIII of the Credit Agreement.

19.                     This Guaranty amends and restates in its entirety that certain Guaranty, dated as of April 14, 2008, executed by Parent in favor of the Administrative Agent in respect of the Existing Agreement.

[Signature appears on the following page]

Exhibit G to Credit Agreement

IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the date first set forth above.

CAMERON INTERNATIONAL CORPORATION
By:
Print Name:
Title:

Exhibit G to Credit Agreement

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the lenders party thereto and Citibank, N.A., as JPMorgan Chase Bank, N.A. for the Lenders.

Pursuant to the provisions of Section 3.5(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advances (as well as any Note evidencing such Advances) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit I-1 to Credit Agreement

EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the lenders party thereto and Citibank, N.A., as JPMorgan Chase Bank, N.A. for the Lenders.

Pursuant to the provisions of Section 3.5(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit I-2 to Credit Agreement

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the lenders party thereto and Citibank, N.A., as JPMorgan Chase Bank, N.A. for the Lenders.

Pursuant to the provisions of Section 3.5(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit I-3 to Credit Agreement

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the lenders party thereto and Citibank, N.A., as JPMorgan Chase Bank, N.A. for the Lenders.

Pursuant to the provisions of Section 3.5(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advances (as well as any Note evidencing such Advances) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advances (as well as any Note evidencing such Advances), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrowers, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date: ________ __, 20__

Exhibit I-4 to Credit Agreement

SCHEDULE 1[RESERVED]

Schedule 1 to Credit Agreement

SCHEDULE 2 – [RESERVED]

Schedule 2 to Credit Agreement

SCHEDULE 3
LIENS

(SEE SECTION 6.15)

Liens of the Parent and its Subsidiaries accounted for as capital lease obligations of Parent or such Subsidiaries.

The Capital Lease balance as of April 30, 2015 is as follows:

Base Entities from POV:	Short Term CAP Leases (USD)	Long Term CAP Leases (USD)	Total (USD)
CA10_103 CES - Cameron Canada Corporation	69,095	71,009	140,104
US11_103 CES - Cameron Solutions Inc	84,479	111,510	195,989
US11_105 SAC - Cameron Solutions Inc	51,594	66,462	118,056
CA10_113 Surface - Cameron Canada Corporation	1,088,481	1,820,254	2,908,735
CA19_113 Surface - I.C.I. Solutions	32,060	28,513	60,573
US10_113 Surface - Cameron International Corporation	7,316,324	9,463,535	16,779,859
US27_113 Surface - Cameron West Coast Inc.	316,221	284,417	600,638
US11_104 PSE - Cameron Solutions Inc	784,073	1,057,972	1,842,045
TOTDLG_LEGACY Drilling Legacy	996,992	1,756,642	2,753,634
TOTFLC_LEGACY Flow Control Legacy	0	(538)	(538)
US10_106 CVM Group - Cameron International Cor	5,423	12,172	17,595
CA10_110 Distributed Valves - Cameron Canada Corporation	119,624	123,964	243,588
IN10_110 Distributed Valves - Cameron Manufacturing (India) Private Limited	0	(61,129)	(61,129)
US10_110 Distributed Valves - Cameron International Corporation	301,594	386,375	687,969
US25_110 Distributed Valves - Newco Valves, LLC	0	(22,500)	(22,500)
CA10_108 Engineered Valves - Canada Edmonton CCV-Engineered Products	45,207	55,159	100,366
US10_108 Engineered Valves - Cameron International Cor	202,400	279,003	481,403
CA10_109 Process Valves - Cameron Canada Corporation	10,792	12,026	22,818
US10_109 Process Valves - Cameron International Corporation	123,154	133,439	256,593
CA10_107 Aftermarket - Cameron Canada Corporation	42,846	53,542	96,388
US10_107 Aftermarket - Cameron International Cor	357,788	608,952	966,740
CA10_111 Measurement - Cameron Canada Corporation	56,140	92,401	148,541
US18_111 Measurement - Cameron Technologies US Inc	397,545	500,801	898,346
CA10_100 Corp - Cameron Canada Corporation	5,237	1,740	6,977
US10_100 Corp - Cameron International Corporation	49,505	71,526	121,031

Total	12,456,574	16,907,247	29,363,821

Schedule 3 to Credit Agreement

SCHEDULE 4
EUROCURRENCY PAYMENT OFFICES OF THE ADMINISTRATIVE AGENT

Dollars:

JPMORGAN CHASE BANK, N.A.
Bank One Plaza
Suite IL1-0010
Chicago, Illinois 60670
ABA No.: 02100021
Account No.:      9008109962C0163
LS2 Incoming Account
Reference:             Cameron International Corporation
Attn:  Claudia Kech

Canadian Dollars:

JPMORGAN CHASE BANK, TORONTO BRANCH
JPM – Delaware Loan Operations
500 Stanton Christiana Road, 3/Ops2
Newark, DE 19713 (United States)

The Royal Bank of Canada, Toronto
(SWIFT BIC: ROYCCAT2)
For account of: JPMorgan Chase Bank, Toronto Bank (SWIFT BIC CHASCATT)
Account Number: 07172-1016294

Euro:

J.P. MORGAN EUROPE LIMITED, LONDON
25 Bank Street
Canary Wharf
London, United Kingdom E14 5JP

JP Morgan AG, Frankfurt
Swift:  CHASDEFX
Account Name:  J.P. Morgan Europe Limited
Swift:  CHASGB22
Account No.:  DE93501108006001600037

British Pounds Sterling:

J.P. MORGAN EUROPE LIMITED, LONDON
25 Bank Street
Canary Wharf
London, United Kingdom E14 5JP

Schedule 4 to Credit Agreement

J.P. Morgan Europe Limited, London
Swift:  CHASGB22
Sort Code:          40-52-06
Account No.:  03043504 (IBAN GB82CHAS60924203043504)

Singapore Dollars:

J.P. MORGAN CHASE BANK, LONDON
25 Bank Street
Canary Wharf
London, United Kingdom E14 5JP

J.P. Morgan Chase Bank, London
Swift:  CHASGB2L
Account Name: J.P. Morgan Europe Limited
Swift: CHASGB22
Account No.:  0003043516
Intermediary Bank: Oversea-Chinese Banking Corporation Limited
Swift: OCBCSGSG

Schedule 2 to Credit Agreement

SCHEDULE 5
EXISTING LETTERS OF CREDIT

JPM Lc Ref	Currency	LC Outstanding (USD)	Issue Date	Expiry Date	Beneficiary
None

Schedule 5 to Credit Agreement